Mark Charles Paben                 THE HONORABLE THOMAS T. GLOVER
Lynne Brown Ellis
BOGLE & GATES P.L.L.C.
Two Union Square
601 Union Street
Seattle, WA  98101-2346
(206) 682-5151





                         UNITED STATES BANKRUPTCY COURT
                         WESTERN DISTRICT OF WASHINGTON
                                   AT SEATTLE


In Re:                                )
                                      )      Chapter 11
                                      )      Case No. 94-03993
JAY JACOBS, INC.,                     )
                                      )
                         Debtor.      )
--------------------------------------

            DEBTOR'S FIRST AMENDED CHAPTER 11 PLAN OF REORGANIZATION
             -------------------------------------------------------

     Jay Jacobs, Inc., the Debtor and Debtor-In-Possession, proposes the following plan of reorganization pursuant to chapter 11 of the United States Bankruptcy Code:

                       ARTICLE I. -- DISCLOSURE STATEMENT

     The Debtor has filed a Disclosure Statement pursuant to 11 U.S.C. Section 1125 and Bankruptcy Rule 3016. The Disclosure Statement has been approved by the Court before submission of this Plan to creditors. The Disclosure Statement provides information to aid and assist the holders of claims in evaluating the Plan. THE DISCLOSURE STATEMENT SHOULD BE READ IN EVALUATING THE IMPACT OF THE PLAN UPON CLAIMS AND INTERESTS.

                       ARTICLE II. -- DEFINITION OF TERMS

     The following terms, when used in this Plan, shall have the meaning specified herein or, if not herein, the meaning set forth in the Bankruptcy Code, unless the context requires otherwise:


DEBTOR'S FIRST AMENDED CHAPTER 11
PLAN OF REORGANIZATION - 1

     ADMINISTRATIVE EXPENSE CLAIM:  An Allowed Claim entitled to priority under
Section 507(a)(1) of the Code, including (a) Claims incurred by the Debtor since the Petition Date and allowed by the Court under Section 503(b) of the Code, (b) professional fees and expenses approved by the Court pursuant to Section 331 of the Code and Bankruptcy Rule 2016, and (c) fees and charges assessed against the estate under 28 U.S.C. Section 1930 of the United States Code.

     ALLOWED CLAIM: Any Claim (a) in the amount and the priority classification set forth in the proof of such claim that has been timely filed with the Court in this Case, or (b) in the absence of such proof, as set forth in the Debtor's schedules of liabilities filed in this Case pursuant to Bankruptcy Rule 1007 unless: (i) such claim has been listed in the schedules as disputed, contingent, or unliquidated, in which case such claim shall be allowed only in such amount and such classification as is authorized by Final Order of the Bankruptcy Court;
(ii) an objection has been filed to such Claim within the deadline fixed by rule or order of this Court, in which case such claim shall be allowed in such amount and such classification as is authorized by Final Order of the Bankruptcy Court; or (iii) such claim has been paid in full, withdrawn, or otherwise deemed satisfied in full.

     BANKRUPTCY CODE OR CODE: The Bankruptcy Code enacted November 6, 1978, as set forth in title 11 of the United States Code, and as amended thereafter, but not including the amendments that became effective on or after October 22, 1994.

     BANKRUPTCY COURT OR COURT: The United States Bankruptcy Court for the Western District of Washington, at Seattle, before which the Case is pending, or if that Court ceases to exercise jurisdiction over the Bankruptcy Case, the Court that does exercise jurisdiction.

     BANKRUPTCY RULE(S):  The Federal Rules of Bankruptcy Procedure.

     BOARD OF DIRECTORS: The board of directors of Jay Jacobs, Inc., a Washington corporation.

     CASE: The chapter 11 case commenced by the Debtor on May 13, 1994, pending in the United States Bankruptcy Court for the Western District of Washington, designated as Case No. 94-03993.

     CLAIM: A "claim" against the Debtor as defined in Section 101(5) in the Code.

     CLAIMANT:  The holder of a Claim.


DEBTOR'S FIRST AMENDED CHAPTER 11
PLAN OF REORGANIZATION - 2

     CLASS: A class of claims or interests as defined in Article III of this Plan.

     COMMITTEE: The Official Unsecured Creditors Committee appointed in the Case. SEE Section III(C) of the Disclosure Statement.

     COMMON STOCK: Common stock, par value $.01 per share, of Jay Jacobs, Inc., a Washington corporation.

     COMPANY:  Jay Jacobs, Inc., a Washington corporation.

     CONFIRMATION ORDER:  The order confirming the Plan pursuant to 11 U.S.C.
Section 1129 of the Bankruptcy Code.

     DATE OF CONFIRMATION: The date on which the Court enters an order confirming the Plan.

     DEBTOR:  Jay Jacobs, Inc., a Washington corporation.

     DEBTOR-IN-POSSESSION: The Debtor, when exercising its rights, powers, and duties under Section 1107(a) of the Bankruptcy Code in the Case.

     DISBURSING AGENT: The disbursing agent as set forth in Article V(G) herein.

     DISCLOSURE STATEMENT: The Debtor's approved disclosure statement referenced in Article I above.

     DISPUTED CLAIM: A filed or scheduled Claim which is listed on the Debtor's schedules as "disputed", or as to which an objection has been filed by a party-in-interest and which has not been determined by Final Order.

     EBITDA: Earnings before interest, taxes, depreciation, and amortization as defined under generally accepted accounting principles.

     EFFECTIVE DATE: The first business day that is eleven (11) days after the Confirmation Order is entered on the Court's docket, unless the effect of the Confirmation Order is stayed under Bankruptcy Rule 8005.

     EQUITY SECURITY HOLDERS:  The holders of Common Stock of the Debtor.

     EQUITY SECURITY INTERESTS OR INTERESTS:  Common Stock of the Debtor.


DEBTOR'S FIRST AMENDED CHAPTER 11
PLAN OF REORGANIZATION - 3

     ESTATE:  The estate created pursuant to Section 541 of the Bankruptcy Code.

     EVENT OF DEFAULT: An event of default as described and defined in Article XIII of the Plan.

     EXCESS CASH FLOW:  Excess Cash Flow as defined in Exhibit A hereto.

     FINAL ORDER: An order or judgment of the Court as to which the time for appeal has expired without a notice of appeal having been filed or as to which any appeal therefrom has been resolved.

     INSIDER:  An "insider" as defined in Section 101(31) of the Code.

     JACOBS FAMILY BUY/SELL AGREEMENT: The Jacobs Family Buy/Sell Agreement as defined and described in Section V(E)(1)(a) of the Disclosure Statement.

     1995 STOCK OPTION PLAN: The 1995 Stock Option Plan as (a) defined and described in Section V(F) of the Disclosure Statement and Article VIII herein, and (b) attached hereto as Exhibit D.

     NOTE(S): The promissory note(s) to be issued to Class 3 Claimants exercising rights of election as provided in Article IV(B)(Class 3)(c) herein, the form of which is attached hereto as Exhibit A.

     PCC: The Postconfirmation Creditors Committee described in Article V(D) herein.

     PETITION DATE: May 13, 1994, the date upon which the order for relief was entered herein.

     PLAN: This plan in its present form or as it may be amended or modified from time to time pursuant to order of the Bankruptcy Court.

     PRIORITY TAX CLAIM: An Allowed Claim of the kind described in Section 507(a)(7) of the Code.

     PRIORITY WAGE CLAIM: An Allowed Claim of the kind and limited to the amount described in Section 507(a)(3) of the Code.

     PROFESSIONAL PERSONS: Persons to be compensated pursuant to Sections 326, 327, 328, 330, and/or 1103 of the Bankruptcy Code.



DEBTOR'S FIRST AMENDED CHAPTER 11
PLAN OF REORGANIZATION - 4

     PRO RATA: Proportionally so that the ratio of the amount distributed on account of a particular Allowed Claim to the amount of such Allowed Claim is the same as the ratio of the amount distributed, on account of all Allowed Claims in the Class of which such particular Allowed Claim is a member, to the total amount of all Allowed Claims in such Class.

     PRO RATA SHARE:  Pro Rata Share as defined in Exhibit A hereto.

     REORGANIZED DEBTOR: Following the Effective Date, the Debtor as reorganized pursuant to the Plan.

     SECURED CLAIM: An Allowed Claim that is a secured claim against the Debtor in accordance with Section 506(a) of the Bankruptcy Code.

     SECURED TAX CLAIM: An Allowed Secured Claim held by a governmental unit for taxes.

     TARGETED EBITDA: Targeted EBITDA as defined and described in Exhibit A hereto.

     UNCLASSIFIED CLAIM: An Allowed Claim of the kind described in Section 507(a)(1) or (7) of the Bankruptcy Code.

     UNSECURED CLAIM: An Allowed Claim that is not an Unclassified Claim, a Secured Claim, a Secured Tax Claim, a Class 1, or a Class 2 Claim.

             ARTICLE III. -- CLASSIFICATION OF CLAIMS AND INTERESTS

     CLASS 1:  Priority Wage Claims.
     CLASS 2:  Secured Tax Claims.
     CLASS 3:  Unsecured Claims.
     CLASS 4:  Equity Security Interests.

     Classes 2 and 3 are impaired; Classes 1 and 4 are unimpaired.

         ARTICLE IV. -- TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN

     A.   UNCLASSIFIED CLAIMS.

          1. ADMINISTRATIVE EXPENSE CLAIMS. Administrative Expense Claims shall be paid in full in cash by the Debtor on or before the Effective Date or upon entry of a Final Order allowing such Claim, whichever occurs later, unless the holder of such a Claim agrees to different treatment.


DEBTOR'S FIRST AMENDED CHAPTER 11
PLAN OF REORGANIZATION - 5

          2. TRADE/ORDINARY COURSE OF BUSINESS EXPENSE CLAIMS. All claims entitled to priority under Section 507(a)(1) of the Code that have been, are, or will be incurred by the Debtor or Reorganized Debtor after the Petition Date in the ordinary course of business pursuant to Section 363(c)(1) of the Code shall be paid when and as incurred, or upon such ordinary invoicing terms to which the Reorganized Debtor and creditor may agree.

          3. PRIORITY TAX CLAIMS. All Allowed Priority Tax Claims shall be paid by the Debtor in four equal annual installments. The first such installment shall be due on January 2, 1996, and the three remaining annual payments shall be made on the second day of January in the three succeeding years, with the final annual installment being payable on January 2, 1999. The amount of the Allowed Priority Tax Claim shall include accrued interest at the rate of 9.5% per annum from the Petition Date through the Date of Confirmation. Thereafter, simple interest shall accrue postconfirmation on the unpaid balance of each Allowed Priority Tax Claim at the rate of 9.5% per annum unless the Court establishes, after notice and hearing, a different rate of interest. Any holder of a claim entitled to priority under Section 507(a)(7) of the Code shall, within the same deadline and in the same manner established for objections to confirmation of the Plan, file any objection it has to the proposed interest rate, identify a proposed alternative rate, and set forth the facts and circumstances justifying such rate. FAILURE TO OBJECT TO THE PROPOSED INTEREST RATE SHALL BE DEEMED A CONSENT THERETO.

     Notwithstanding the foregoing, all Allowed Priority Tax Claims shall be paid in full within six years of the date of the assessment of the tax upon which such Claim is based.

     B.   CLASSIFIED CLAIMS.

          CLASS 1. (Priority Wage Claims). Each holder of an Allowed Class 1 Claim shall receive cash on the Effective Date of the Plan equal to the allowed amount of such Claim. Class 1 Claims are not impaired.

          CLASS 2. (Secured Tax Claims). Each holder of an Allowed Class 2 Claim shall retain its lien against the collateral securing the Class 2 Claim until such claim is paid in full by the Debtor in four equal annual installments. The first such installment shall be due on January 2, 1996, and the remaining three annual payments shall be made on the second day of January in the three succeeding years, with the final annual installment being payable on January 2, 1999. The amount of the Allowed Class 2 Claim shall include accrued interest at the rate of 9.5% per annum from the Petition Date through the Date of Confirmation. Thereafter, simple


DEBTOR'S FIRST AMENDED CHAPTER 11
PLAN OF REORGANIZATION - 6
interest shall accrue postconfirmation on the unpaid balance of each Allowed Class 2 Claim at the rate of 9.5% per annum unless the Court establishes, after notice and hearing, a different rate of interest. The procedure for establishing a different rate of interest shall be the same as that specified in
Article IV(A)(3) herein. FAILURE TO OBJECT TO THE PROPOSED INTEREST RATE SHALL BE DEEMED A CONSENT THERETO.

     Notwithstanding the foregoing, all Allowed Secured Tax Claims shall be paid in full within six years of the date of the assessment of the tax upon which such Claim is based. Further, if any property securing an Allowed Class 2 Claim is abandoned or sold following the Date of Confirmation, either the new owner shall take the property subject to the tax lien of the Class 2 Claimant or the Class 2 Claimant shall be paid the proceeds of its collateral.

          CLASS 3. (Unsecured Claims). Holders of Allowed Unsecured Claims shall receive the following:

               a. 1996 30% PAYMENT. On January 2, 1996, each holder of an Allowed Class 3 Claim shall receive a payment from the Reorganized Debtor in the amount of 30% of its Allowed Class 3 Claim, without interest. THIS 1996 30% PAYMENT WILL BE PAID TO ALL HOLDERS OF ALLOWED CLASS 3 CLAIMS.

               b. 1997 30% PAYMENT. Except for holders of Allowed Class 3 Claims electing for the treatment set forth in Article IV(B)(Class 3)(c) immediately below, on January 2, 1997, each holder of an Allowed Class 3 Claim shall receive one final payment from the Reorganized Debtor in the amount of 30% of its Allowed Class 3 Claim, without interest. Upon satisfaction of this 1997 30% payment, the subject Class 3 Claim shall be deemed satisfied in full. HOLDERS OF ALLOWED CLASS 3 CLAIMS ELECTING THE 1997 15% PAYMENT AND THE NOTE DESCRIBED BELOW WILL NOT RECEIVE THIS 1997 30% PAYMENT.

               c. RIGHT TO ELECTION OF 1997 15% PAYMENT AND NOTE. In lieu of the payment specified in Article IV(B)(Class 3)(b) immediately above, holders of Allowed Class 3 Claims shall have the right to elect the payments set forth in this subsection (c). If a holder of an Allowed Class 3 Claim elects to exercise the right to receive payment as set forth in this subsection (c), such holder must notify the Reorganized Debtor in writing (as described below) on or before July 15, 1996 of such exercise, and thereafter shall receive the following in full satisfaction of its Allowed Class 3 Claim, in addition to the 1996 30% payment set forth in Article IV(B)(Class 3)(a) above:

                    (1) 1997 15% PAYMENT. On January 2, 1997, such electing holder of an Allowed Class 3 Claim shall receive a


DEBTOR'S FIRST AMENDED CHAPTER 11
PLAN OF REORGANIZATION - 7
second payment under the Plan in the amount of 15% of its Allowed Class 3 Claim, without interest. SUCH ELECTING HOLDERS WILL NOT RECEIVE THE 1997 30% PAYMENT DESCRIBED IN ARTICLE III(B)(CLASS 3)(B) IMMEDIATELY ABOVE.

                    (2) NOTE(S). Additionally, upon exercise of such right of election, each such electing holder of an Allowed Class 3 Claim shall receive a promissory note (the "Note"), with a principal sum equal to the amount of 42% of its Allowed Class 3 Claim. A copy of the Note is attached hereto as Exhibit A, and the terms and conditions of the Note are incorporated herein by reference.
A summary of the key provisions of the Note follows:

               PRINCIPAL AMOUNT: 42% of Allowed Class 3 Claim (the "Principal Amount").

               INTEREST RATE:  9.5% per annum, commencing February 1, 1997.

               INTEREST PAYMENTS: Due when principal payments are due and payable.

               INTEREST ON LATE PAYMENTS:  11.5% per annum.

               PRINCIPAL PAYMENTS: 26.2% of Principal Amount due January 2, 1998; 24.6% of Principal Amount due January 2, 1999; 24.6% of Principal Amount due January 2, 2000; 24.6% of Principal Amount due January 2, 2001.

               MATURITY:  January 2, 2001.

               EXCESS CASH FLOW PAYMENTS: Additionally, non-cumulative Excess Cash Flow Payments (as therein defined), if any, shall be due and payable on the 15th of June in calendar years 1999, 2000, and 2001 based on such holder's Pro Rata Share (as therein defined) of 30%, 40%, and 50% of Excess Cash Flow over Targeted EBITDA (as therein defined) for the prior fiscal year ended January 1999, January 2000, and January 2001, respectively, as provided in the Note; PROVIDED, HOWEVER, that amounts payable as Excess Cash Flow shall not exceed the difference between 100% of the holder's Allowed Class 3 Claim, less the net present value (using a 12% discount rate) of all cash paid or payable with respect to such Allowed Class 3 Claim, whether under the Note or the Plan.

               PREPAYMENT: Prepayment of principal and accrued interest is permitted without penalty. The Note shall be deemed paid in full upon payment of all principal and accrued interest, and if so prepaid, any obligation to make payments of Excess Cash Flow with



DEBTOR'S FIRST AMENDED CHAPTER 11
PLAN OF REORGANIZATION - 8
respect to any fiscal year ending after the date when such prepayment is made shall cease.

     CREDITORS SHOULD CAREFULLY READ AND REVIEW THE ATTACHED NOTE. IF ANY INCONSISTENCY EXISTS BETWEEN THE FOREGOING SUMMARY AND THE NOTE, THE NOTE SUPERSEDES THE SUMMARY, AND THE TERMS AND CONDITIONS OF THE NOTE ARE CONTROLLING.

                    (3) NOTICE OF EXERCISE REQUIREMENTS. Written notice of the election by a holder of an Allowed Class 3 Claim to exercise the right to receive the 1997 15% payment and the Note shall either be made by (a) certified letter, (b) hand delivery, or (c) next day delivery service, in all three cases, to Jay Jacobs, Inc. (Attn: William L. Lawrence, Jr.), 1530 Fifth Avenue, Seattle, WA 98101. If sent by certified mail, the election notice must be postmarked no later than July 15, 1996. If hand-delivered or sent by next day delivery service, the notice of election must be received by the Company during regular business hours no later than July 15, 1996.

     STRICT COMPLIANCE WITH THE FOREGOING NOTICE OF EXERCISE PROCEDURES IS REQUIRED. FAILURE TO PROVIDE NOTICE OF EXERCISE OF THE RIGHT DESCRIBED ABOVE IN A TIMELY FASHION WILL RESULT IN SATISFACTION OF A CLASS 3 CLAIMANT'S CLAIM IN THE MANNER DESCRIBED IN ARTICLE IV(B)(CLASS 3)(B).

                    (4) REPORTING REQUIREMENTS. For the fiscal years ending 1997, 1998, 1999, 2000, and 2001, the Reorganized Debtor shall provide each holder of a Note with audited consolidated financial statements certified by independent public accountants. Additionally, for the fiscal years ending 1999, 2000, and 2001, the Reorganized Debtor shall furnish each holder of a Note with a comprehensive analysis of Excess Cash Flow for that fiscal year.

               d. SUBORDINATION PROVISIONS. The cash incentive compensation payments due to Rex Loren Steffey and William L. Lawrence, Jr. under their employment contracts (SEE Sections III(O)(1) and III(O)(2) of the Disclosure Statement, respectively) shall (a) be subordinate to the payments due and payable with respect to Allowed Class 3 Claims, and (b) not be paid until all payments due to holders of Allowed Class 3 Claims in that calendar year have been paid, so that, for example, the cash incentive payments due (i) after the conclusion of fiscal year 1996 shall not be paid unless all Allowed Class 3 Claims payments due on January 2, 1996 have been made, (ii) after the conclusion of fiscal year 1997 shall not be paid unless all Allowed Class 3 Claims payments due on January 2, 1997 have been made, and (iii) after the conclusion of remaining fiscal years shall not be paid unless all payments due that calendar year under the Note(s) have been made.


DEBTOR'S FIRST AMENDED CHAPTER 11
PLAN OF REORGANIZATION - 9

          CLASS 4. (Equity Security Interests). Holders of Class 4 Interests shall retain their interests, and the rights of the holders of Company Common Stock will not be altered upon confirmation of the Plan. No payments or distributions will be made to Class 4 Interests under the Plan. Class 4 Interests are not impaired.

                       ARTICLE V. -- EXECUTION OF THE PLAN

     A. VESTING OF PROPERTY OF THE ESTATE. All assets of the Estate shall be vested in the Reorganized Debtor in accordance with Section 1141 of the Bankruptcy Code, and no further order of the Court shall be necessary for the Reorganized Debtor to perform such acts as are in the ordinary course of its business and/or as are necessary to carry out the purposes and intent of this Plan. Except as otherwise expressly provided herein, the Reorganized Debtor shall be free to manage its affairs without further Court intervention.

     B. FUNDING OF PLAN. The Company believes that revenues from future business operations, as well as the new financing agreement with LaSalle National Bank (which the Company anticipates will be approved before the Plan is confirmed (SEE Section III(P) of the Disclosure Statement)), should enable the Debtor to comply with the payment provisions of the Plan.

     C. NO PAYMENTS PRIOR TO EFFECTIVE DATE. Although the Plan provides for various payments to be made on January 2, 1996, such payments shall be due and payable on the Effective Date if January 2, 1996 precedes the Effective Date.

     D. POSTCONFIRMATION CREDITORS COMMITTEE ("PCC"). Upon confirmation, the Committee shall remain in existence, but it shall thereafter be known and redesignated as the Postconfirmation Creditors Committee (the "PCC"). The PCC shall prescribe its own rules of procedure, subject to the following requirements. The PCC's rights and duties are restricted and limited to those described and provided for in Article V(G), Article V(K), Article VI, Article XII, and Article XIII herein.

     The PCC may continue to employ the current attorneys for the Committee as counsel for the PCC to advise it with respect to such limited rights and duties, and the PCC is entitled to recover its reasonable attorneys' fees and expenses from the Reorganized Debtor. Absent Court approval with notice to the Reorganized Debtor, the PCC may not employ other Professional Persons, the fees and costs of which are to be borne by the Reorganized Debtor. Any dispute concerning the fees and costs of Professional Persons of the PCC shall be heard and determined by the Court.


DEBTOR'S FIRST AMENDED CHAPTER 11
PLAN OF REORGANIZATION - 10

     Members of the PCC are entitled to receive reimbursement of their reasonable expenses from the Reorganized Debtor, but they shall serve without compensation. Any dispute concerning the reimbursement of expenses for PCC members shall be heard and determined by the Court.

     Any notices or information required herein to be sent to the PCC shall be forwarded by facsimile transmission to the PCC (c/o Lawrence C. Gottlieb, Esq., Siegel, Sommers & Schwartz, L.L.P., 470 Park Avenue South, New York, NY 10016 (fax number: (212) 889-0688; confirmation number: (212) 889-7570)).

     Upon the earlier of (a) the Reorganized Debtor's full satisfaction of all payments on Allowed Claims due before and including January 2, 1997 under the Plan, or (b) disbandment by unanimous consent of its members, the PCC shall disband and cease to exist.

     E. SECURITIES LAW EXEMPTION. Pursuant to Section 1145(a) of the Code, the issuance of Note(s), if any, hereunder to Class 3 Claimants is exempt from the requirements of Section 5 of the Securities Act of 1933 and any state or local law requiring registration for offer or sale of a security.

     F. IMPLEMENTATION. Following confirmation, the current Board of Directors and shareholders of the Debtor, as well as the Board of Directors and shareholders of the Reorganized Debtor, shall undertake whatever actions are necessary under corporate law, the Articles of Incorporation, the Bylaws, or otherwise to accomplish the foregoing and other provisions of the Plan. It is not contemplated that the Articles of Incorporation or Bylaws will be amended to accomplish and satisfy the provisions of the Plan.

     G.   ADMINISTRATION OF CLAIMS AND CAUSES OF ACTION.

          1. GENERAL. Notwithstanding any provision to the contrary in this Plan, all rights, claims, and causes of action, whether equitable or legal, of the Debtor, Debtor-In-Possession, or the Reorganized Debtor against all persons are reserved for the Reorganized Debtor during the first sixty (60) days following the Effective Date. Without limiting the generality of the foregoing, such rights, claims, and causes of action include, but are not limited to, those arising under (a) Sections 544, 545, 547, 548, and 549 of the Bankruptcy Code, and (b) state or other federal law for the recovery of avoidable transfers.

     During the pendency of the Case, prior to or after the Date of Confirmation, the Reorganized Debtor shall investigate, prosecute, and/or settle such claims as the Reorganized Debtor deems


DEBTOR'S FIRST AMENDED CHAPTER 11
PLAN OF REORGANIZATION - 11
appropriate, and may commence adversary proceedings against persons to realize upon causes of action retained. After the first sixty (60) days following the Effective Date, the PCC shall have an additional thirty (30) days to file any such action. Additionally, the PCC may join any such action filed by the Company. After ninety (90) days following the Effective Date, no additional such actions may be filed by any party.

          2. WAIVER OF PREFERENCE ACTIONS. Notwithstanding the foregoing, the Reorganized Debtor waives the right to pursue preference actions against any parties under (a) Section 547 of the Bankruptcy Code, or (b) similar state law preference theories, PROVIDED, HOWEVER, that the Reorganized Debtor reserves the right to raise such preference causes of action as an affirmative defense to any action or counterclaim asserted by any party against the Company.

     H. DISBURSING AGENT. The Reorganized Debtor shall be the Disbursing Agent for the payments required to be made under the Plan. Additionally, the Reorganized Debtor shall continue to have the sole authority to pay the operating expenses of the Reorganized Debtor, the expenses of liquidation of any asset of the Reorganized Debtor, including any tax liability resulting therefrom, and the amounts necessary to cure any arrearages under any executory contract or unexpired lease being assumed pursuant to this Plan.

     I. DEADLINE FOR FILING CERTAIN ADMINISTRATIVE EXPENSE CLAIMS. Any party holding a claim entitled to priority pursuant to Section 507(a)(1) of the Bankruptcy Code incurred prior to the Date of Confirmation, other than the claims for fees and costs of Professional Persons, shall file a proof of such claim within thirty (30) days of the Date of Confirmation; provided, however, that this deadline shall not apply to claims arising under Article IV(A)(2) of this Plan. The failure of any party to timely file a proof of claim as required hereunder will result in the disallowance of such claim.

     J.   NOTICE PROCEDURES GOVERNING DISTRIBUTIONS.

          1. UNCLAIMED FUNDS. Pursuant to Section 347(b) of the Bankruptcy Code, ninety (90) days after any distribution made pursuant to the provisions of the Plan, including any payment on a Note obligation to a Class 3 Claimant, the Reorganized Debtor shall send a certified letter to each claimant who has received a check which remains unpaid, informing such claimant that it has thirty (30) days in which to respond to the Company and cash the check. If the Claimant fails to (a) respond to the certified letter and cash the check during such period, or (b) the certified letter is returned as undeliverable, the Reorganized Debtor shall stop payment on such check, and said funds shall be returned to the Reorganized Debtor. From and after the date that the Reorganized Debtor stops payment on


DEBTOR'S FIRST AMENDED CHAPTER 11
PLAN OF REORGANIZATION - 12
any distribution check pursuant to the terms of this subparagraph (J), the holder of the Claim on account of which such check was issued shall be entitled to no further distributions on account of the Claim, and such holder's Allowed Claim shall thereupon be deemed satisfied in full, including any and all Note obligations with respect to such Claim.

          2. CHANGE OF ADDRESS. All distributions to creditors under the Plan shall be mailed to the address listed on the respective creditor's proof of claim (or assignee's notice of transfer), or in the absence of a proof of claim (or notice of transfer), at the address listed in the Debtor's schedules for such creditor. Any changes of address must be forwarded to Jay Jacobs, Inc. (Attn: William L. Lawrence, Jr.), 1530 Fifth Avenue, Seattle, WA 98101, by certified mail; such change of address shall not take effect for the purposes of this subparagraph (J) until fifteen (15) days after the Company receives such certified letter advising of the address change.

     K. POSTCONFIRMATION PROFESSIONAL FEES. Subsequent to the Date of Confirmation, during the existence of the PCC, the Reorganized Debtor shall be authorized to pay fees and expenses incurred by professionals. Monthly invoices of said fees and expenses shall be delivered to the Reorganized Debtor, its counsel, and counsel to the PCC. Unless a written objection is received within ten (10) days after receipt of the monthly invoices, said fees and expenses shall be paid by the Reorganized Debtor. If a written objection is received within ten (10) days, the parties seeking payment shall apply to the Bankruptcy Court for approval of said fees and expenses, if the objection cannot be amicably resolved. Following disbandment of the PCC, the Reorganized Debtor shall be authorized to pay fees and expenses of its professionals in the ordinary course of its business.

     L. EXCULPATION. The Debtor, Reorganized Debtor, the Committee, the PCC, and their respective directors, shareholders, agents, officers, employees, representatives, and attorneys, including Professional Persons (acting in such capacity), shall neither have nor incur liability to any entity for any action taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, confirmation or consummation of the Plan, the Disclosure Statement, earlier versions of same or any contract, instrument, release or other agreement or document created or entered into, or any other action taken or omitted to be taken in connection with the Plan; PROVIDED, HOWEVER, that the foregoing provisions of this subparagraph (L) shall have no effect on the liability of any entity that would otherwise result from any such action or omission to the extent that such


DEBTOR'S FIRST AMENDED CHAPTER 11
PLAN OF REORGANIZATION - 13
action or omission is determined in a Final Order to have constituted gross negligence or willful misconduct.

        ARTICLE VI -- CLAIMS OBJECTIONS AND TREATMENT OF DISPUTED CLAIMS

     A. OBJECTIONS TO CLAIMS. Any objection to a claim by the Reorganized Debtor must be filed on the later of (a) January 2, 1996, or (b) thirty (30) days after the filing of a proof of claim pursuant to the provisions of Article VII(B) below or other claims filed subsequent to confirmation, unless said time period is extended by the Bankruptcy Court for cause shown. Thereafter, the PCC shall have an additional thirty (30) days to file any other objections to claims. Additionally, the PCC may join any objection filed by the Company. Objections must be served in accordance with Bankruptcy Rule 3007.

     B. TREATMENT OF DISPUTED CLAIMS. Notwithstanding any provision of the Plan specifying the time for payment of distributions to holders of claims, no distribution shall be made to, and no Note shall be issued to the holder of any Disputed Claim until the time such Claim has been determined to be an Allowed Claim. At the time of each distribution to holders of Claims in a class or unclassified category which contains any Disputed Claim, the Disbursing Agent shall reserve the amount which would have been distributed to holders of the Disputed Claims had their claims been Allowed Claims so that the timing of distributions to other creditors shall not be affected by any delay in the resolution of the Disputed Claims. Upon the allowance of any Disputed Claim, the holder shall be paid the amount which such holder would have received had its claim been an Allowed Claim on the Effective Date.

     Notwithstanding the foregoing, the Disbursing Agent shall timely pay all undisputed portions, if any, of Disputed Claims pursuant to the relevant provisions of the Plan. Upon the allowance of the disputed portion of a Disputed Claim, the Disbursing Agent shall pay the amount of the allowed portion, plus 4% per annum accruing from the date that the payment was otherwise due to be paid under the Plan and accruing only on the amount past due under the payment provisions of the Plan.

     C. SETTLEMENT OF CLAIMS. Settlements of Disputed Claims shall be approved on an ex parte basis if the subject settlement order is executed by both the Reorganized Debtor and the PCC. In the absence of such a jointly executed order regarding a particular settlement, approval of the subject compromise agreement will require (a) notice to the Reorganized Debtor, the PCC, and all parties entitled to special notice in the Case, and (b) a hearing.


DEBTOR'S FIRST AMENDED CHAPTER 11
PLAN OF REORGANIZATION - 14

            ARTICLE VII -- EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     A.   LEASES AND CONTRACTS TO BE ASSUMED OR REJECTED.

          1. JACOBS FAMILY BUY/SELL AGREEMENT. The Jacobs Family Buy/Sell Agreement shall be assumed by the Reorganized Debtor on the Effective Date.

          2. ASSUMED REAL ESTATE LEASES. The unexpired real estate leases under which the Company is the lessee listed on Exhibit B attached hereto shall be assumed by the Reorganized Debtor on the Effective Date. THE DEBTOR RESERVES THE RIGHT TO AMEND EXHIBIT B PRIOR TO CONFIRMATION OF THE PLAN.

          3. REJECTED REAL ESTATE LEASES. The unexpired real estate leases under which the Company is the lessee listed on Exhibit C attached hereto shall be rejected by the Reorganized Debtor on or prior to the Effective Date. THE DEBTOR RESERVES THE RIGHT TO AMEND EXHIBIT C PRIOR TO CONFIRMATION OF THE PLAN.

          4. OTHER CONTRACTS/LEASES. Any executory contract or unexpired lease of the Debtor not listed above, or not previously assumed pursuant to court order, will be deemed rejected by the Reorganized Debtor on the Effective Date.

     B. FILING OF CLAIMS ARISING FROM REJECTION OF CONTRACT OR UNEXPIRED LEASE. Any claim arising from the rejection of any executory contract or unexpired lease is a Class 3 Claim to the extent it is an Allowed Claim. Any party holding a claim arising from the rejection of a contract or unexpired lease pursuant to Article VII(A)(3) or (4) of the Plan must file a proof of such claim with the Court within thirty (30) days of the Date of Confirmation or by such earlier deadline that the Court may impose. The failure of any party to timely file a proof of claim required hereunder will result in the disallowance of the claim.

     C. CURE OF DEFAULTS. With regard to any executory contract or unexpired lease to be assumed as set forth in Article VII(A)(1) and (2) above, the Reorganized Debtor shall (a) assume such contract or lease on the Effective Date, and (b) cure any arrearage under the contract or lease, upon assumption in such amounts as may be determined by the Court at the hearing on confirmation or thereafter. Any party to an executory contract or unexpired lease scheduled for assumption in this Plan shall, within the same deadline and in the same manner established for objecting to confirmation, file any claim for arrearage required to be cured under Section 365(b)(1) of the Bankruptcy Code. FAILURE TO TIMELY ASSERT A CLAIM FOR ARREARAGES SHALL CONSTITUTE AN ACKNOWLEDGMENT THAT NO DEFAULTS OR CLAIMS EXIST UNDER SUCH CONTRACT OR LEASE WHICH REQUIRE A CURE.


DEBTOR'S FIRST AMENDED CHAPTER 11
PLAN OF REORGANIZATION - 15

     D. AFFIRMATION OF MASTER LEASE FOR VEHICLES. Confirmation of the Plan will (a) in no way alter or affect the Company's performance obligations under its master lease for certain vehicles, dated May 30, 1995, entered into with Glesby-Marks Leasing Corporation, and (b) shall constitute the Reorganized Debtor's affirmation of said master lease.

                     ARTICLE VIII. -- 1995 STOCK OPTION PLAN

     On the Effective Date, the 1995 Stock Option Plan shall become effective. A copy of the 1995 Stock Option Plan is attached hereto as Exhibit D. ALSO SEE
Section V(F) of the Disclosure Statement.

     THE PLAN AND THE DISCLOSURE STATEMENT SHALL BE DEEMED A SOLICITATION TO THE HOLDERS OF COMMON STOCK FOR APPROVAL OF THE 1995 STOCK OPTION PLAN, AND APPROVAL OF THE PLAN THEREBY AND THE CONFIRMATION ORDER SHALL CONSTITUTE APPROVAL OF THE 1995 STOCK OPTION PLAN FOR PURPOSES OF RULE 16b-3 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND SECTIONS 162(m) AND 422 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                       ARTICLE IX. -- DISCHARGE OF CLAIMS

     The distribution(s) made to the various Classes of creditors as provided for in this Plan shall be in full and complete satisfaction of their Allowed Claims. Except as otherwise provided in this Plan or the Confirmation Order, entry of the Confirmation Order shall operate, upon the Effective Date, as a discharge of any and all debts and claims as defined in Section 101(5) of the Bankruptcy Code against the Debtor or Debtor-In-Possession that arose any time prior to the Date of Confirmation.

     The discharge of the Debtor and the discharge of claims against the Debtor or the Debtor-In-Possession shall be effective to each such claim, regardless of whether or not (a) the claim was scheduled by the Debtor, (b) a proof of claim was filed, (c) the claim is an Allowed Claim, or (d) the holder thereof voted to accept the Plan. Further, any negotiable instrument or other document evidencing a debt obligation held by the holder of impaired Allowed Claims shall be deemed exchanged, cancelled, or satisfied, as the case may be, on the Effective Date.

     Postconfirmation debts of the Company, including tax obligations that become due and owing postconfirmation, are in no way affected by the above-referenced discharge. Such postconfirmation debts shall be subject to collection if not timely paid, unaffected by the referenced discharge.



DEBTOR'S FIRST AMENDED CHAPTER 11
PLAN OF REORGANIZATION - 16

                 ARTICLE X. -- LIMIT ON COMPENSATION OF INSIDERS

     For the fiscal years ending January 27, 1996 and January 25, 1997, annual base compensation to executive officers and directors of the Company, excluding bonuses, stock options, and other benefits authorized by the Company and permissible under corporate law, shall be limited as follows:

NAME                      POSITION              COMPENSATION         COMMENTS
----                      --------              ------------         --------

Jay Jacobs                Chairman of the         $225,000           SEE Section
                          Board                                      II(C)(1) of
                                                                     Disclosure
                                                                     Statement

Rex Loren Steffey         President and Chief     $350,000           SEE Section
                          Executive Officer                          III(O)(1)
                                                                     of
                                                                     Disclosure
                                                                     Statement

Doris L. Williams         Executive Vice          $127,000           SEE Section
                          President - Administration                 III(U)(3)
                          and Secretary                              of
                                                                     Disclosure
                                                                     Statement

William L. Lawrence       Senior Vice President,  $200,000           SEE Section
                          Chief Financial Officer,                   III(O)(2)
                          and Treasurer                              of
                                                                     Disclosure
                                                                     Statement

Shelley Swerland          Director                $5,000 annual      SEE
                                                  retainer, plus     Sections
                                                  $500 for each      III(S)(4)
                                                  and $500 for each     and
                                                  committee meeting  III(T) of
                                                  chaired.           Disclosure
                                                                     Statement



Sam Rubinstein            Director                $5,000 annual      SEE
                                                  retainer, plus     Sections
                                                  $500 for each      III(S)(5)
                                                  board meeting,     and
                                                  and $500 for each  III(T) of
                                                  committee meeting  Disclosure
                                                  chaired.           Statement


DEBTOR'S FIRST AMENDED CHAPTER 11
PLAN OF REORGANIZATION - 17

NAME                      POSITION                COMPENSATION       COMMENTS

David J. Taylor           Director                $5,000 annual      SEE
                                                  retainer, plus     Sections
                                                  $500 for each      III(S)(6)
                                                  board meeting,     and
                                                  and $500 for each  III(T) of
                                                  committee meeting  Disclosure
                                                  chaired.           Statement

Gilbert Scherer           Director                $5,000 annual      SEE
                                                  retainer, plus     Sections
                                                  $500 for each      III(S)(7)
                                                  board meeting,     and
                                                  and $500 for each  III(T) of
                                                  committee meeting, Disclosure
                                                  chaired.           Statement

                     ARTICLE XI. -- MODIFICATION OF THE PLAN

          Pursuant to the provisions of Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the Debtor reserves the right to modify or alter the provisions of the Plan at any time prior or subsequent to confirmation, including, but not limited to, modifications with respect to executory contracts and unexpired leases as provided in Article VII herein.

                            ARTICLE XII. - COVENANTS

          A. COVENANTS. During the existence of the PCC, the Reorganized Debtor is subject to the following covenants:

               1. The Reorganized Debtor shall not directly or indirectly sell, lease, transfer, abandon, or otherwise dispose of all or any substantial portion of its property or assets (other than (a) dispositions of tangible personal property which is obsolete or being replaced by or leased back to the Reorganized Debtor, and (b) sales in the ordinary course of its business) or consolidate or merge with or into any other entity or permit any other entity to consolidate or merge with or into it, PROVIDED, HOWEVER, that the Reorganized Debtor may merge or consolidate with or into a corporation or other entity or acquire substantially all the assets of another entity (collectively, a "Permitted Acquisition") if the surviving entity assumes the obligations of the Reorganized Debtor. The Reorganized Debtor shall at all times preserve, renew, and keep in full force and effect its existence as a corporation and the rights and franchises with respect thereto and continue to engage in business of the same type as the Debtor is engaged in as of the Effective Date.


DEBTOR'S FIRST AMENDED CHAPTER 11
PLAN OF REORGANIZATION - 18

          2. The Reorganized Debtor shall maintain its books, records, and accounts in accordance with generally accepted accounting principles consistently applied. The Reorganized Debtor shall furnish the PCC quarterly with interim consolidated financial statements (including balance sheet, statement of income and surplus account, and cash flow statements). The Reorganized Debtor shall furnish the PCC with audited consolidated financial statements on an annual basis certified by independent public accountants selected by the Reorganized Debtor and reasonably acceptable to the PCC. All such statements and information shall fairly present the Reorganized Debtor's financial condition as of the dates, and the results of its operations for the periods, for which the same are furnished.

          3. The Reorganized Debtor shall make every reasonable effort to pay and discharge all taxes, assessments, contributions, and governmental charges upon or against it or its properties or assets prior to the date on which penalties attach thereto, except for such taxes, assessments, contributions, and governmental charges which are being contested in good faith and for which the Reorganized Debtor has established on its books adequate reserves.

          4. The Reorganized Debtor shall promptly notify the PCC in writing of the details of any loss, damage, investigation, action, suit, proceeding, or claim which would result in any material adverse change in the Reorganized Debtor's business, properties, assets, goodwill, or financial condition.

          5. The Reorganized Debtor shall not create, incur, assume, or suffer to exist any lien on any of its property, except for (a) liens in favor of C.I.T. Group/Business Credit, Inc. or any successor operating lender (the "Operating Lender"), and/or any letter of credit issuer(s) ("LC Issuer(s)");
(b) the liens securing the payment of taxes, either not yet due and payable or the validity of which is being contested in good faith by appropriate proceedings, and as to which the Reorganized Debtor shall, if appropriate under generally accepted accounting principles, have set aside on its books and records adequate reserves; (c) deposits under workmen's compensation, unemployment insurance, social security, and other similar laws; (d) non-consensual liens of warehousemen, materialmen, mechanics, carriers, landlords, and other similar entities which liens arise in the ordinary course of the Reorganized Debtor's business which are not overdue for a period of more than thirty (30) days; (e) purchase money liens (including financing leases) attaching solely to property acquired or leased by the Reorganized Debtor for use in the ordinary course of its business, including construction liens (including materialmens' and mechanics' liens) attaching in the manner permitted by applicable law; and (f) reservations, exceptions,


DEBTOR'S FIRST AMENDED CHAPTER 11
PLAN OF REORGANIZATION - 19
encroachments, zoning restrictions, easements, irregularities of title, and other restrictions which do not materially adversely impair the value of such property to the Reorganized Debtor.

          6. The Reorganized Debtor shall not make or permit to exist investments or loans in or to any entity, except for (a) investments in short term obligations of the United States of America; (b) investments in dollar-denominated certificates of deposit in, and repurchase agreements with, a United States commercial bank having shareholders' equity of at least $1,000,000, in either case with maturities of one year or less from the date of issuance;
(c) investments in commercial paper rated A-1 or P-1; (d) existing loans to any entity; and (e) loans to employees in an aggregate amount not to exceed $50,000.

          7. The Reorganized Debtor shall not guarantee, endorse, or otherwise in any way become or be responsible for the obligations of any other entity or incur, create, assume, pay principal or interest on, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, other than (a) its obligations under the Plan, (b) obligations to the Operating Lender or LC Issuer(s), (c) trade and ordinary course of business obligations,
(d) obligations related to capital expenditures, (e) the endorsement of checks which are being collected and normal accruals in the ordinary course of business not yet due and payable, (f) indemnification of officers and directors and the provision of insurance to cover such indemnification, and (g) financing required for Permitted Acquisitions.

          8. The Reorganized Debtor shall not (a) redeem, purchase, or otherwise retire any of its shares of capital stock, (b) declare or pay any dividends to any class of stock or classes of stock, or (c) return capital of the Reorganized Debtor to its shareholders.

          9. Except as otherwise expressly provided in the Plan, the Reorganized Debtor shall not enter into any transaction with any Affiliate, including without limitation the purchase, lease, sale, or exchange of property or the rendering of any service to or by any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Reorganized Debtor's business and upon fair and reasonable terms no less favorable to the Reorganized Debtor than the Reorganized Debtor would obtain in a comparable arms-length transaction with an entity which is not an Affiliate.

          10. The Reorganized Debtor shall maintain, at its expense, public liability and third party property insurance, in such amounts and with such deductibles as are consistent with current practices, and with existing carriers or other reputable carriers.


DEBTOR'S FIRST AMENDED CHAPTER 11
PLAN OF REORGANIZATION - 20

The PCC recognizes that the Reorganized Debtor currently self-insures against most property risks, and intends no change to such practice.

          11. The Reorganized Debtor shall, as soon as possible, and in any event within five (5) business days after the Reorganized Debtor learns of the following, give written notice to the PCC of (a) any proceeding or proceedings being instituted or threatened to be instituted by or against the Reorganized Debtor in any federal, state, local, or foreign court or before any commission or other regulatory body in which money damages in excess of $250,000 are claimed or any material non-monetary relief is requested, other than those set forth herein or in the Disclosure Statement, and (b) any material adverse change in the financial condition, operations, or properties of the Reorganized Debtor.

     B. DEFINITIONS. For purposes of the foregoing covenants, the following terms shall have these meanings:

          1. "Affiliate" shall mean any entity (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with the Reorganized Debtor, (b) that directly or beneficially owns or holds five percent (5%) or more of any class of the voting stock of the Reorganized Debtor, or (c) five percent (5%) or more of whose voting stock (or in the case of an entity which is not a corporation, five percent (5%) or more of the equity interest) is owned directly or beneficially or held by the Reorganized Debtor.

          2. "Ordinary course of business" of the Reorganized Debtor shall include the Reorganized Debtor's current apparel business practices, including, but not limited to, markdowns, clearances, promotional events, and routine liquidation sales.

     THE PROVISIONS OF THIS ARTICLE XII IN NO WAY LIMIT OR RESTRICT THE RIGHTS OF ANY INDIVIDUAL ALLOWED CLAIM HOLDER TO EXERCISE ANY RIGHTS TO ACCELERATE OR ENFORCE PAYMENT OBLIGATIONS OR OTHER RIGHTS WITH RESPECT TO ITS CLAIM OR NOTE. SEE ARTICLE XIV(J) HEREIN.

                            ARTICLE XIII - DEFAULTS

     A. EVENTS OF DEFAULT. Absent a written waiver by the PCC, any one of the following events which occurs and continues beyond the applicable cure period during the existence of the PCC shall be an Event of Default of the Plan:

          1. The failure of the Reorganized Debtor to make any payments on Allowed Class 3 Claims when due under the Plan, and the


DEBTOR'S FIRST AMENDED CHAPTER 11
PLAN OF REORGANIZATION - 21
continuation of such failure for a period of thirty (30) days after the due date of such payment.

          2. The failure of the Reorganized Debtor to perform or comply with any material term or provision of this Plan, other than a payment due on an Allowed Class 3 Claim, which failure remains uncured for a period of thirty (30) days after written notice of such failure shall have been furnished to the Reorganized Debtor by the PCC.

          3. An order for relief under the Bankruptcy Code shall have been granted to or against the Reorganized Debtor (except for the present proceedings), or the Reorganized Debtor shall have made an assignment for the benefit of creditors or the Reorganized Debtor shall have applied for or consented to the appointment of any receiver, trustee, custodian, or similar officer or any custodian for all or for any substantial part of its assets; or such receiver, trustee, or similar officer shall have been appointed without the application or consent of the Reorganized Debtor, and such an appointment shall not have been stayed or vacated within a period of ninety (90) days after such appointment; or the Reorganized Debtor shall institute any bankruptcy, insolvency, liquidation, reorganization, readjustment, dissolution, or similar proceedings relating to it under the laws of any jurisdiction; or any such proceeding shall have been instituted against the Reorganized Debtor which is not stayed or dismissed within a period of ninety (90) days.

          4. The entry of a judgment or judgments against the Reorganized Debtor in any amount which in the aggregate exceeds insurance coverage, if any, maintained with respect thereto by more than $250,000 and which is not vacated or otherwise satisfied within sixty (60) days thereafter or which is not the subject of an appeal filed in good faith and as to which no surety company bond has been filed by the Reorganized Debtor required by any court having jurisdiction or is not otherwise stayed as to the enforcement of an execution.

          5. The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain materially the conduct by the Reorganized Debtor of its ordinary course of business.

          6. The failure of any of Rex Loren Steffey and William L. Lawrence, Jr., other than by death or disability, at any time to exercise that authority and discharge those management responsibilities with respect to the Reorganized Debtor as are exercised and discharged by each of them at the Date of Confirmation.


DEBTOR'S FIRST AMENDED CHAPTER 11
PLAN OF REORGANIZATION - 22

     B. NOTICE OF ACCELERATION; HEARING. Upon an Event of Default, as set forth immediately above, a majority in number of the members of the PCC, who hold a majority of the dollar amounts of the Allowed Class 3 Claims held by all members of the PCC, shall have the right to declare an Event of Default under this Plan and to accelerate all payments due on Allowed Class 3 Claims pursuant to the Plan or the Note, PROVIDED, HOWEVER, that the PCC shall provide the Company with at least fourteen (14) days' written notice, by certified mail, of a hearing to be conducted by the Bankruptcy Court to determine whether such acceleration should be approved to Jay Jacobs, Inc. (Attn: William L. Lawrence, Jr.), 1530 Fifth Avenue, Seattle, WA 98101, with a copy to Bogle & Gates P.L.L.C. (Attn: Mark Charles Paben), Two Union Square, 601 Union Street, Seattle, WA 98101. In any event, no such acceleration shall take effect until the order approving the acceleration becomes a Final Order.

     THE PROVISIONS OF THIS ARTICLE XIII IN NO WAY LIMIT OR RESTRICT THE RIGHTS OF ANY INDIVIDUAL ALLOWED CLAIM HOLDER TO EXERCISE ANY RIGHTS TO ACCELERATE OR ENFORCE PAYMENT OBLIGATIONS OR OTHER RIGHTS WITH RESPECT TO ITS CLAIM OR NOTE. SEE ARTICLE XIV(J) HEREIN.

                    ARTICLE XIV -- RETENTION OF JURISDICTION

     Notwithstanding confirmation, until the entry of a Final Decree closing the Case, the Court shall retain jurisdiction to ensure that the purposes and intent of this Plan are carried out. Without limiting the generality of the foregoing, the Court shall retain jurisdiction for the following purposes:

     A. The classification or allowability of the Claim of any creditor, the reexamination of the Claims which have been allowed for the purposes of voting, and the resolution of any objections to Claims filed by the Debtor;

     B. The determination of the secured status of any claim holder pursuant to the provisions of Section 506 of the Code;

     C. The determination of any contested matters or adversary proceedings pending prior to the Date of Confirmation, or initiated thereafter, including but not limited to the enforcement and collection of judgments entered in favor of the Estate;

     D. The approval of any settlements of claims by the Reorganized Debtor pursuant to the Plan;

     E. The correction of any defect, the curing of any omission, the reconciliation of any inconsistency in the Plan or


DEBTOR'S FIRST AMENDED CHAPTER 11
PLAN OF REORGANIZATION - 23
the Confirmation Order as may be necessary to carry out the purpose of the Plan;

     F. The determination of all disputes arising under the Plan (including, but not limited to, defaults, if any) or regarding title to the property of the Reorganized Debtor;

     G. The issuance of any order necessary to implement the Plan or Confirmation Order, including, without limitation, such declaratory and injunctive orders as are appropriate to protect the Debtor, the Estate, and the Reorganized Debtor from the actions of creditors or other parties-in-interest;

     H. The modification of the Plan after confirmation pursuant to the Code and Bankruptcy Rules;

     I. The determination of requests for payment of claims entitled to priority under Section 507(a)(1) of the Code, including compensation to Professional Persons, and of requests for payment of claims for fees, costs, and charges under Section 506(b) of the Code;

     J. The enforcement of any terms of the Note(s) or payment obligations or other provisions under the Plan;

     K. The determination of whether all payments due on Allowed Class 3 Claims may be accelerated pursuant to Article XIII(B) of the Plan; and

     L.   The entry of a Final Decree closing the Case.

          ARTICLE XV - ENTRY OF CLOSING ORDER BY THE BANKRUPTCY COURT

     The Bankruptcy Court, subject to approval, shall enter an order concluding and terminating the Case upon application of the Reorganized Debtor.

     DATED this 16th day of October, 1995.

                         JAY JACOBS, INC.



                         By:  /s/ Rex Loren Steffey
                            ------------------------------
                              Rex Loren Steffey
                              Its President/Chief Executive
                                 Officer

DEBTOR'S FIRST AMENDED CHAPTER 11
PLAN OF REORGANIZATION - 24

                                 PROMISSORY NOTE

$_________                                                         July 15, 1996
                                                             Seattle, Washington


          FOR VALUE RECEIVED, the undersigned, JAY JACOBS, INC., a Washington corporation (the "Maker"), promises to pay to the order of [NAME OF PAYEE],
(with its successors and assigns, the "Payee"), the principal sum of   [AMOUNT
SPELLED OUT IN WORDS]   Dollars ($____________), together with interest at the
rate of 9.5% per annum on the unpaid principal amount hereof for each day from February 1, 1997, until paid in full, all as set forth below. Interest shall be calculated on the basis of a 365-day year for actual days elapsed (including the first day of any period, but excluding the last day). In no event shall the Maker be obligated to pay interest at a rate in excess of the highest rate permitted by applicable law.

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Seattle, Washington are authorized by law to close.

          "EBITDA," (earnings before interest, taxes, depreciation and amortization) is as defined under generally accepted accounting principles.

          "Excess Cash Flow" means the excess, if any, of actual EBITDA of the Maker and its subsidiaries on a consolidated basis (as reflected in the Maker's audited consolidated statement of operations filed annually on Form 10-K with the Securities and Exchange Commission), over "Targeted EBITDA" for the Maker and its subsidiaries on a consolidated basis for the same period as set forth below:


          FISCAL YEAR              TARGETED EBITDA

             1999                    $4,209,000
             2000                    $5,452,000
             2001                    $6,878,000


          "Maturity Date" means January 2, 2001.

          Principal, interest and other amounts payable hereunder shall be payable on the date when due at the Payee's office at [STREET ADDRESS OF PAYEE],
[CITY]     ,   [STATE ]    [ZIP] , or such other place as the Payee may
designate for such purpose, in lawful money of the United States of America and in

                                    EXHIBIT A
immediately available funds. A payment shall be deemed made on the earlier of the date on which it is received by Payee or deposited by the Maker in the United States mail, as evidenced by the postmark, if mailed with first-class postage, prepaid and addressed to Payee at the address specified under the caption "Notices" in this Note.

     SCHEDULED PRINCIPAL INSTALLMENTS. On January 2, 1998, (or if such day is not a Business Day, on the succeeding Business Day), the Maker shall make an installment payment of __________ and __/100 Dollars ($________.__), which sum equals twenty-six and two-tenths percent (26.2%) of the original principal amount of this Note. On January 2 of each of 1999, 2000 and 2001 (or if such day is not a Business Day, on the succeeding Business Day), the Maker shall make installment payments of ___________ and __/100 Dollars ($_________), which sum in each instance equals twenty-four and six-tenths percent (24.6%) of the original principal amount of this Note.

                                             PERCENTAGE OF
                                             ORIGINAL PRINCIPAL
     PAYMENT DUE DATE    DOLLAR AMOUNT       AMOUNT OF NOTE

     January 2, 1998     $___________             26.2
     January 2, 1999     $___________             24.6
     January 2, 2000     $___________             24.6
     January 2, 2001     $___________             24.6

On the Maturity Date the Maker shall repay any unpaid principal amount of this Note.

          INTEREST PAYMENTS.

          (i) On January 2 of each of the years 1998, 1999, 2000 and 2001 (or if any such day is not a Business Day, on the succeeding Business Day), the Maker shall pay the accrued interest to the Payee.

          (ii)   If an interest payment is not made to the Payee within fifteen
     (15) Business Days of the due date, the principal amount payable pursuant to the terms of this Note shall be increased retroactively as of the due date by an amount equal to the accrued and unpaid interest, whereupon such accrued and unpaid interest shall be deemed paid in full.

          (iii) On the Maturity Date, the Maker shall pay the entire accrued and unpaid interest hereunder.

          PAYMENTS OF EXCESS CASH FLOW.

          (i) On each day set forth below (or if any such day is not a Business Day, on the succeeding Business Day), the Maker shall pay to Payee the Payee's pro rata share ("Pro Rata Share") of the portion set forth below of Excess Cash Flow (if any) for the fiscal year most recently ended:

          June 15, 1999            30%
          June 15, 2000            40%
          June 15, 2001            50%

The Payee's Pro Rata Share shall equal a fraction, the numerator of which shall be the Payee's Allowed Class 3 Claim under the Maker's Plan of Reorganization as confirmed on ____________, 1995, by the United States Bankruptcy Court for the Western District of Washington (the "Plan") in Bankruptcy Case No. 94-03993 under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Case") and the denominator of which shall be the aggregate dollar amount of Allowed Class 3 Claims as confirmed in the Bankruptcy Case.

          (ii) Notwithstanding the foregoing, in no event shall actual Excess Cash Flow payments under this Note exceed the difference between one hundred percent (100%) of the Payee's Allowed Class 3 Claim and the sum of all cash amounts paid or payable with respect to such Allowed Class 3 Claim under the Plan or as principal or interest under the Note, discounted at the rate of twelve percent (12%) per annum for each day from January 2, 1996, until the date paid, or, as to amounts not yet paid, payable. The discount rate shall be calculated on the basis of a 365-day year for actual days elapsed (including the first day of any period, but excluding the last day).

          (iii) Payments of Excess Cash Flow shall be non-cumulative, with no rights to payments of Excess Cash Flow accruing to the benefit of the Payee with respect to a particular fiscal year in which there is no Excess Cash Flow, notwithstanding the performance of Maker or its subsidiaries in subsequent years.

          (iv) If a payment of Excess Cash Flow is due to the Payee on June 15, 1999 or 2000, but not paid within fifteen (15) Business Days of such date, the principal amount of this Note shall be increased retroactively as of the due date by an amount equal to such owing and unpaid amount of Excess Cash Flow, whereupon such Excess Cash Flow payment shall be deemed paid in full. If a payment of Excess Cash Flow is due to the Payee on June 15, 2001, but not paid within fifteen (15) Business Days of such date, the owing and unpaid amount of such Excess Cash Flow shall bear interest from the due date at the Default Rate Of

Interest, and such Excess Cash Flow plus interest shall be payable upon demand.

          OPTIONAL PREPAYMENTS. The principal amount of this Note may be prepaid in whole or in part at any time or from time to time without premium or penalty upon at least one Business Day's prior notice to the Payee. Each such prepayment shall be accompanied by a payment of all interest accrued on the principal amount so prepaid. Each such prepayment shall be applied to remaining installments of principal due hereunder in inverse order of maturity. If the Maker prepays the whole principal amount of this Note and all interest accrued thereon, this Note shall be deemed paid in full and the Maker shall have no obligation to make payments of Excess Cash Flow hereunder in respect of any fiscal year ending after the date on which such prepayment is made.

          LATE PAYMENTS. If the Maker fails to pay any principal or interest payable hereunder within fifteen (15) Business days of when due (whether at stated maturity, by acceleration, after notice of prepayment or otherwise), each overdue payment of principal or interest hereunder shall bear interest, payable on demand, for each day from the date when due until paid in full at a rate per annum (the "Default Rate of Interest") equal to the sum of two percent (2%) plus the rate otherwise applicable to the principal amount hereof on such day. For the sake of clarity, the amount of principal by which this Note retroactively may be increased with respect to any Excess Cash Flow payment or any interest with respect thereto that is owing and unpaid within fifteen (15) days of when due shall bear interest from the due date at the Default Rate of Interest.

          COVENANTS. While any amount of principal, interest or Excess Cash Flow remains payable under this Note, the Maker shall not:

          (i) directly or indirectly sell, lease, transfer, abandon, or otherwise dispose of all or any substantial portion of its property or assets (other than (a) dispositions of tangible personal property which is obsolete or being replaced by or leased back to the Maker, and (b) sales in the ordinary course of its business) or consolidate or merge with or into any other entity or permit any other entity to consolidate or merge with or into it, PROVIDED, HOWEVER, that the Maker may merge or consolidate with or into a corporation or other entity or acquire substantially all the assets of another entity if the surviving entity assumes the obligations of the Maker under this Note. The Maker shall at all times preserve, renew, and keep in full force and effect its existence as a corporation and the rights and franchises with respect thereto and continue to engage in business of the same type as the Maker is engaged in as of July 15, 1996; or

          (ii) (a) redeem, purchase, or otherwise retire any of its shares of capital stock, (b) declare or pay any dividends to any class of stock or classes of stock, or (c) return capital of the Maker to its shareholders.

          EVENTS OF NOTE DEFAULT. If any of the following events (each an "Event of Note Default") shall occur and be continuing: (i) an "Event of Default" as defined in the Plan; (ii) subject to the terms of this Note, the Maker shall fail to make any payment required hereunder within fifteen (15) Business Days of when due; (iii) the Maker shall fail to observe or perform any other obligation or covenant set forth in this Note for fifteen (15) Business Days after receipt of written notice from the Payee specifying in what manner the Maker has failed so to observe or perform any such obligation or covenant; or (iv) proceedings shall be instituted by or against the Maker under the United States Bankruptcy Code or under any bankruptcy, reorganization or insolvency law or other law for the relief of debtors and, if such proceedings are an involuntary case instituted against the Maker, either such involuntary case shall remain undismissed and unstayed for a period of sixty (60) days or an order for relief shall be entered against the Maker or the Maker shall consent to any relief in such involuntary case; then, in any such case the Payee may, by written notice to the Maker, declare the outstanding principal amount of this Note to be forthwith due and payable, together with accrued interest, and the same shall become due and payable upon receipt of such notice by the Maker, without demand, protest, presentment, notice of dishonor or any other notice or demand whatsoever, all of which are hereby waived by the Maker. If an Event of Note Default occurs and the Maker receives notice that the Note has been accelerated by the Payee, the principal, interest or any other amount payable under this Note shall bear interest at the Default Rate of Interest; PROVIDED that in the case of an Event of Note Default specified in paragraph (iv) above without any notice to the Maker or any other act of the Payee, the outstanding principal amount of this Note shall become forthwith due and payable, together with accrued interest, without demand, protest, presentment, notice of dishonor or any other notice or demand whatsoever, all of which are hereby waived by the Maker, and interest under this Note shall cease to accrue.

          AMENDMENT AND WAIVERS. The provisions of this Note may not be waived, modified or amended except by an instrument in writing signed by the Maker and the Payee. No failure or delay on the part of the Payee in exercising any of its powers or rights hereunder, nor any partial or single exercise thereof, shall constitute a waiver thereof or shall preclude any other or future exercise of any other power or right.

          EXPENSES. If suit is brought to interpret or enforce any term or provision of this Note, the prevailing party or parties shall, in addition to any other relief to which such party or parties may be entitled, be awarded against the other parties such prevailing party or parties' attorneys fees and costs reasonably and actually incurred.

          GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE. This Note, and the rights and obligations of the parties hereunder, including all matters of construction, validity and performance, shall be governed by and construed and enforced in accordance with the laws of the State of Washington, as applied to contracts made, executed and to be fully performed in such state by citizens of such state, without regard to its conflict of law rules. The parties hereunder agree that the exclusive jurisdiction and venue for any action brought between them under this Note shall be the state and federal courts sitting in King County, Washington, and that each of the parties hereby agrees and submits to the exclusive jurisdiction and venue of such courts for such purpose. The parties each hereby irrevocably waive (i) any and all right to trial by jury and
(ii) any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Note brought in the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          SAVINGS CLAUSE. If any provision of this Note is held to be invalid or unenforceable to any extent in any context, it shall nevertheless be enforced to the fullest extent allowed by law in that and other contexts, and the validity and force of the remainder of this Note shall not be affected thereby.

          NOTICES. All notices and other communications called for or required by this Note shall be in writing at the following addresses, or to such other address as a party may subsequently specify:

          IF TO MAKER:

          JAY JACOBS, INC.
          1530 Fifth Avenue
          Seattle, WA  98101-1677
          Attention: Chief Financial Officer
          Fax: (206) 621-9830
          Confirmation Number: (206) 622-5400

          IF TO PAYEE:
          -----------

          _____________________________
          _____________________________
          _____________________________
          Attention:___________________
          Fax:_________________________
          Confirmation Number:_________

Such notices or other communications shall be deemed to have been received (i) upon delivery in person, (ii) upon the passage of seventy-two (72) hours following post by first class registered or certified mail, return receipt requested, with postage prepaid, (iii) upon the passage of twenty-four (24) hours following post by overnight receipted courier service, or (iv) upon transmittal by confirmed telex or facsimile provided that if sent by facsimile a copy of such notice shall be concurrently sent by U.S. certified mail, return receipt requested and postage prepaid, with an indication that the original was sent by facsimile and the date of its transmittal.


     ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                                             JAY JACOBS, INC.


                                             By________________________________

                                               Title:

                              LEASES TO BE ASSUMED
                              --------------------

     1. The leases dated April 16, 1965, December 23, 1974, December 31, 1975, and January 25, 1980, and the modifications and extensions thereto, with The Bank of California, N.A., trustee under the will of James B. O'Shea, Jr., as lessor, of premises located at 1530 Fifth Avenue, Seattle, Washington, commonly called the O'Shea Building, consisting of retail and office space, including the premises known as Stores Nos. 1 and 66, the term of which expires on February 28, 2001.

     2. The lease dated October 7, 1992 with the Southcenter Joint Venture, as lessor, of premises located at 707 Southcenter Mall, Tukwila, Washington, known as Store No. 6, the term of which expires on January 31, 2003.

     3. The lease dated July 31, 1981 with Bellevue Square Managers, Inc., as lessor, of premises located at 163 Bellevue Square, Bellevue, Washington, known as Store No. 7, the term of which expires on February 29, 1996.

     4. The lease dated February 1, 1984 with Bellevue Square Managers, Inc., as lessor, of premises located at 190 Bellevue Square, Bellevue, Washington, known as Store No. 9, the term of which expires on February 29, 1996.

     5. The lease dated January 2, 1985 with Carr Gottstein Properties, an Alaska general partnership, successor-in-interest to Anchorage Shopping Center, as lessor of premises located at 600 East Northern Lights Blvd., Anchorage, Alaska, known as Store No. 10 (the "Anchorage Shopping Center Women's Store Lease"), which is a month-to-month tenancy. The Debtor's assumption of the Anchorage Shopping Center Women's Store Lease is subject to the entry of an order herein, on or before the Effective Date of the Plan, approving the First Amendment to Retail Lease to be entered into by the Debtor and Carr Gottstein Properties, which will extend the Lease until February 28, 1997.

     6. The lease dated May 7, 1993 with Yakima Mall Shopping Center Corporation, as lessor, of premises located at 2028 Yakima Mall, Yakima, Washington, known as Store No. 11, the term of which expires on July 31, 2000.

     7. The lease dated July 20, 1983, with Bentley Mall Associates, as lessor, of premises located at Bentley Mall, Space 8/9, 32 College Road, Fairbanks, Alaska, known as Store No. 12 (the "Bentley Mall Lease"), the term of which expires on February 28, 2001. The Debtor's assumption of the Bentley Mall Lease is subject to the entry of an order herein, on or before the Effective Date of the Plan, approving the First Amendment to Lease dated July 25, 1995 by and between the Debtor and Bentley Mall Associates.

     8. The lease dated December 5, 1983, as amended by the First Amendment to Lease Agreement dated November 11, 1994, approved by order entered herein on July 28, 1995, with East Ridge Development Company, Ltd., as lessor, of premises located at Eastridge Mall, 601 Wyoming Blvd., Casper, Wyoming, known as Store No. 15, the term of which expires on January 31, 1995.

     9. The lease dated July 27, 1991, as extended by the Lease Extension Agreement dated December 7, 1992, with 4M2B, an Alaska general partnership, as lessor, of premises located at Peninsula Mall, 44332 Sterling Highway, No. 42, Soldotna, Alaska, known as Store No. 17, the term of which expires on January 31, 2001.

     10. The lease dated January 9, 1984, as amended by the First Amendment to Lease dated March 7, 1995, approved by order entered herein on May 2, 1995, with Equiteton Associates, successor in-interest to Grand Teton Development Company, as lessor, of premises located at Grand Teton Mall, 2300 East 17th Street, Idaho Falls, Idaho, known as Store No. 18, the term of which expires on January 31, 1996.

     11. The lease dated September 29, 1989, as amended by the First Amendment to Lease dated March 8, 1995, approved by order entered herein on May 2, 1995, with Winmar Cascade, Inc., as lessor, of premises located at Cascade Mall, Space A9, 740 Cascade Mall Drive, Burlington, Washington, known as Store No. 20, the term of which expires on January 31, 2001.

     12.  The lease dated November 8, 1975, with Daniel A. Duryee, Jr., Marjorie
A. Duryee and Clotilde D. Freeman, successors-in-interest to Clotilde R. Duryee, a widow; Henry Charles Bartlett, individually and as trustee of the estate of Belle B. Bartlett; Marion Virginia Harrington, co-trustee u/w of Eugene C. Metzger and co-trustee u/w of Beatrice Metzger, and Everett Trust & Savings Bank, co-trustee u/w of Eugene C. Metzger and co-trustee u/w of Beatrice Metzger; M. Madeleine Metzger, a widow, Harry B. Metzger and Jeanne Metzger, husband and wife, and Edward M. Nollmeyer and Pauline M. Nollmeyer, husband and wife, as lessor, as extended by lease extension agreements dated November 20, 1979 and December 21, 1983, of premises located at 2814 Colby, Everett, Washington, known as Store No. 23, which is a month-to-month tenancy.

     13. The lease and Lease addendum dated April 27, 1976, with WVM Partners, Ltd., successor-in-interest to Eastmont Enterprises, as lessor, of premises located at Wenatchee Valley Mall, 511 Valley Mall Parkway, East Wenatchee, Washington, known as Store No. 24, the term of which expires February 28, 1996.

     14. The lease dated September 11, 1991, as amended by Addendum to Lease Agreement dated February 6, 1995, approved by order entered on August 18, 1995, with Hickel Investment Company, d/b/a University Center, as lessor, of premises located at University Center, 3901 Old Seward Highway, No. 3, Anchorage, Alaska, known as Store No. 25, the term of which expires January 31, 2002.

     15. The lease dated June 13, 1978, as amended, including the Lease Modification Agreement dated November 7, 1994, approved by order entered December 16, 1994, with Titantic Associates, as lessor, of premises located at 1402 SE Everett Mall, Everett, Washington, known as Store No. 31, the term of which expires September 30, 2003.

     16. The lease dated May 22, 1990 with Palouse Empire Mall Associates, as lessor, of premises located at Palouse Empire Mall, 2108 Pullman Road, Moscow, Idaho, known as Store No. 32, the term of which expires January 31, 2000.

     17. The lease dated October 26, 1993, as amended by First Amendment to Lease dated January 10, 1995, approved by order entered herein on March 13, 1995, with Tristate Joint Venture, as lessor, of premises located at Salem Centre, 480 Center Street NE, Salem Oregon, known as Store No. 37, the term of which expires on April 30, 2003.

                               EXHIBIT B - PAGE 2

     18. The lease dated May 1, 1980 with Totem Shopping Center Associates, as lessor, of premises located at Totem Lake Shopping Center, 12613 Totem Lake Blvd., Kirkland, Washington, known as Store No. 39, the term of which expires January 31, 1996.

     19. The lease dated April 25, 1980 with Pony Village Properties Limited Partnership of premises located at the Pony Village Shopping Center, 1601 Virginia Avenue, North Bend, Oregon, known as Store No. 40, the term of which expires January 31, 1996.

     20. The lease dated September 6, 1992, as amended by the First Amendment to Lease Agreement dated December 31, 1993, with Clackamas Associates Limited Partnership, as lessor, of premises located at Clackamas Town Center, 12000 S.E. 82nd Street, Suite 2193, Space E-9, Portland, Oregon, known as Store No. 42, the term of which expires January 31, 2003.

     21. The lease dated February 12, 1981 with Norcrest China Company, as lessor, as renewed pursuant to letter dated August 21, 1995 from the Debtor to
H. Naito Properties exercising the Debtor's five year renewal option, of premises located at the Galleria 921 S.W. Morrison Street, Portland, Oregon, known as Store No. 43, the term of which expires on February 28, 2001, as a result of the renewal.

     22. The lease dated June 18, 1981 with Watercress Associates - Joint Venture 315089, successor-in-interest to Pearl Ridge Mall - Joint Venture 315068, as lessor, of premises located at 213 Pearl Ridge Shopping Center, Aiea, Oahu, Hawaii, known as Store No. 45, the term of which expires July 31, 1996.

     23. The lease dated April 15, 1981 with South Shore Partners, successor-in-interest to General Growth Development Corporation, as lessor, of premises located at Southshore Mall, 1017 Boone, Aberdeen, Washington, known as Store No. 46, the term of which expires January 31, 1997.

     24. The lease dated September 21, 1981, as amended, including the Third Amendment to Lease dated February 1, 1995, approved by order entered on February 6, 1995 with Anita McGill, as lessor, of premises located at Beaverton Town Square, 11765 S.W. Beaverton-H Highway, Beaverton, Oregon, known as Store
No. 48, the term of which expires January 31, 1996.

     25. The lease dated September 15, 1981, as amended, with Northway Associates Limited Partnership, successor-in-interest to Glen Mall Associates, as lessor, of premises located at Northway Mall, 3101 Penland Parkway, Anchorage, Alaska, known as Store No. 49 (the "Northway Mall Lease"), the term of which expires February 28, 1997. The Debtor's assumption of the Northway Mall Lease is subject to the entry of an order herein, on or before the Effective Date of the Plan, approving the Second Amendment to Lease dated July 26, 1995, by and between the Debtor and Northway Associates Limited Partnership.

     26. The lease dated May 12, 1993 with Price Financing Partnership L.P., successor-in-interest to Pine Ridge Development Company Ltd., as lessor, as amended, including the Second Amendment to Lease dated December 16, 1994, approved by order entered March 13, 1995, of premises located at Pine Ridge Mall, 4155 Yellowstone Highway, Chubbuck Idaho, known as Store No. 50, the term of which expires January 31, 1996.

                               EXHIBIT B - PAGE 3

     27. The lease dated December 2, 1992 with Rodney K. Haynes, as lessor, of premises located at Towne Square Mall, 504 Main Street, Lewiston, Idaho, known as Store No. 51, the term of which expires January 31, 1998.

     28. The lease dated February 9, 1982, with EMI Santa Rosa Limited Partnership, successor-in-interest to Santa Rosa Associates, as lessor, as amended by Modification of Lease dated January 27, 1995, approved by order dated March 13, 1995, of premises located at Santa Rosa Plaza, No. B-165, Santa Rosa, California, known as Store No. 52, the term of which expires January 31, 1996.

     29. The lease dated February 25, 1987 with West Coast Freeholds, successor-in-interest to Valley River Center, as lessor, as amended by Amendment dated October 1, 1994, approved by order entered February 6, 1995, of premises located at 480 Valley River Center, Eugene, Oregon, known as Store No. 53, the term of which expires January 31, 1998.

     30. The lease, and riders to lease, dated August 19, 1982, as amended, with Dimond Center, Ltd., as lessor, of premises located at Dimond Center, 800
E. Dimond Blvd., No. 210, Anchorage, Alaska, known as Store No. 57, the term of which expires September 30, 1997.

     31. The lease dated September 16, 1982 with Gelsar, a California Limited Partnership, successor-in-interest to Gelsar, Incorporated, as lessor, as amended by Relocation Agreement dated April 18, 1995, approved by order entered August 18, 1995, of premises located at Serramonte Center, Space D340, Daly City, California, known as Store No. 59, the term of which expires January 31, 1996.

     32. The lease dated May 7, 1993 with Yakima Mall Shopping Center Corporation of premises located at 1075 Yakima Mall, Yakima, Washington, known as Store No. 65, (the "Yakima Mall Lease") the term of which expires February 28, 1997. The Debtor's assumption of the Yakima Mall Lease is subject to the entry of an order herein, on or before the Effective Date of the Plan, approving the First Amendment to Lease Agreement dated July 26, 1995 by and between the Debtor and Yakima Mall Shopping Center Corporation.

     33. The lease dated June 7, 1983, as amended, with Gateway West Shopping Center Associates, as lessor, of premises located at Gateway West Shopping Center, 1203 Highway 2 West, No. 21, Kalispell, Montana, known as Store No. 69, the term of which expires January 31, 2001.

     34. The lease dated November 11, 1983, as amended, including the Lease Modification Agreement dated November 14, 1994, approved by order entered December 16, 1994, with C. E. Loveless and Barclay Tollefson, as lessor, of premises located at Nugget Mall, 8745 Glacier Highway, No. 245, Juneau, Alaska, known as Store No. 72, the term of which expires January 31, 1999.

     35. The lease dated April 2, 1986, as amended, with Northern Trust Bank of California, N.A., successor-in-interest to Manhattan Beach Commercial Properties, as lessor, of premises located at Manhattan Village, 3200 Sepulveda Blvd., C14, Manhattan Beach, California, known as Store No. 73 (the "Manhattan Village Women's Store Lease"), the term of which expires January 31, 1997. The Debtor's assumption of the Manhattan Village Women's Store Lease is subject to entry of an order herein, on or before the Effective Date of the Plan, approving the

                                EXHIBIT B- PAGE 4

Third Amendment of Lease to be entered into by and between the Debtor and Northern Trust Bank of California, N.A., in its capacity as special trustee under trust no. 22-81962.

     36. The lease dated February 25, 1986 with University City, Inc., as lessor, of premises located at 349 University City, Spokane, Washington, known as Store No. 83 (the "University City Lease"), the term of which expires May 31, 1996 and is being extended to January 31, 1997 pursuant to the Amendment. The Debtor's assumption of the University City Lease is subject to entry of an order herein, on or before the Effective Date of the Plan, approving the Amendment to Lease to be entered into by and between the Debtor and University City, Inc.

     37. The lease dated July 27, 1984, as amended by Amendment Number One dated October 27, 1994, approved by order entered February 6, 1995, with Eagle Properties Limited Partnership, as lessor, of premises located at Cottonwood Creek Mall, 1800 Parks Highway, D-06, Wasilla, Alaska, known as Store No. 100, the term of which expires December 31, 1996.

     38. The lease dated March 8, 1985, as amended by the Lease Modification Agreement dated December 15, 1994, approved by order entered February 6, 1995, with Citizens Realty Company, as lessor, of premises located at River Park Square, West 714 Main Avenue, Spokane, Washington, known as Store No. 102, the term of which expires February 28, 1996.

     39. The lease dated May 15, 1985, as amended, including by amendment dated March 8, 1985, approved by order entered May 2, 1995, with Kitsap Associates Limited Partnership, successor-in-interest to Winmar of Kitsap, Inc., of premises located at Kitsap Mall, 10315 Silverdale way N.E., Silverdale, Washington, known as Store No. 103, the term of which expires January 31, 1996.

     40. The lease dated December 4, 1986, as amended, with Carr Gottstein Properties, successor-in-interest to Anchorage Shopping Center, as lessor, of premises located at Anchorage Mall, 600 East Northern Lights Blvd., Anchorage, Alaska, known as Store No. 111 (the "Anchorage Mall Fashion Direction Lease"), the term of which expires on July 31, 1996. The Debtor's assumption of the Anchorage Mall Fashion Direction Lease is subject to entry of an order herein, on or before the Effective Date of the Plan, approving the Second Amendment to Retail Lease to be entered into by and between the Debtor and Carr Gottstein Properties, extending the lease to February 28, 1997.

     41. The lease dated June 9, 1986, as amended, with Dimond Center, Ltd., as lessor, of premises located at Dimond Center, 800 East Dimond Center Blvd., No. 3140, Anchorage, Alaska, known as Store No. 112, the term of which expires on September 30, 1996.

     42. The lease dated August 14, 1986 with Kalispell Center Limited Partnership, as lessor, of premises located at Kalispell Center Mall, North 20 Main, Kalispell, Montana, known as Store No. 113, the term of which expires February 28, 1997.

     43. The lease dated September 15, 1980 between Emporium West, as lessee, and Harry M. Daum and Kathleen Mary Ellen Daum, as lessor, assigned to the Debtor, as lessee, on October 10, 1986, as amended, including by Amendment to Lease dated April 5, 1995 with Robert H. Copple, executor of the estate of Harry
M. Daum, approved by order entered May 2, 1995, of premises located at the Main Mall, 2825 West Main, Bozeman, Montana, known as Store No. 115, the term of which expires October 31, 2000.

                               EXHIBIT B - PAGE 5

     44. The lease dated March 17, 1986, as amended, with Fund A Rogue Valley, Inc., successor-in-interest to Rogue Valley Mall Development Company, as lessor, of premises located at the Rogue Valley Mall, 1600 North Riverside, Medford, Oregon, known as Store No. 116, the term of which expires January 31, 2002.

     45. The lease dated September 16, 1986, and Addendum thereto dated October 8, 1986, with The Hames Group, as lessor, of premises located at Plaza Port West, 2417 Tongass Street, UL9, Ketchikan, Alaska, known as Store No. 118, the term of which expires January 31, 1997.

     46. The lease dated July 14, 1977 between Fred McCaulou and Jean McCaulou, d/b/a Oak Bay Clothing Company, as lessee, and Norman Scheiner, successor-in-interest to EFEM Company, as lessor, assigned to the Debtor, as lessee, on February 1, 1987, as amended, of premises located at Gresham Village, 2424-26 East Burnside Drive, Gresham, Oregon, known as Store No. 120, which is a month-to-month tenancy.

     47. The lease dated September 15, 1986 with David L. Hyman, d/b/a Center Properties, as lessor, of premises located at Butte Plaza, 3100 Harrison Avenue, Butte, Montana, known as Store No. 122, the term of which expires January 31, 1997.

     48. The lease dated February 27, 1987, as amended, with Price Financing Partnership, L.P., successor-in-interest to Kelso Mall Development Company, as lessor, of premises located at Three Rivers Mall, 351 Three Rivers Drive, Kelso, Washington, known as Store No. 127, the term of which expires January 31, 2002.

     49. The lease dated July 9, 1987, as amended, with Melvin Simon and Associates/Anchorage, successor-in-interest to Anchorage Fifth Avenue Associates, as lessor, of premises located at Anchorage Fifth Avenue, 320 West Fifth Avenue, No. 254, Anchorage, Alaska, known as Store No. 129, the term of which expires January 31, 1998.

     50. The lease dated July 9, 1987, as amended, with Melvin Simon and Associates/Anchorage, successor-in-interest to Anchorage Fifth Avenue Associates, as lessor, of premises located at Anchorage Fifth Avenue, 320 West Fifth Avenue, No. 208, Anchorage, Alaska, known as Store No. 130, the term of which expires January 31, 1998.

     51. The lease dated September 3, 1987, as amended, including by Amendment No. 2 to Factoria Square Lease dated February 1, 1995, approved by order entered July 28, 1995, with Factoria Square Limited Partnership, as lessor, of premises located at Factoria Square, 4065 128th Avenue S.E., Bellevue, Washington, known as Store No. 143, the term of which expires January 31, 1998.

     52. The lease dated June 15, 1988 with Crossroads Plaza Associates, as lessor, of premises located at Crossroads Plaza, 50 South Main, No. 2A15, Salt Lake City, Utah, known as Store No. 145 (the "Crossroads Plaza Lease"), the term of which expires January 31, 1999. The Debtor's assumption of the Crossroad Plaza Lease is subject to entry of an order herein, on or before the Effective Date of the Plan, approving the First Amendment to Lease to be entered into by and between the Debtor and Crossroads Plaza Associates.

     53. The lease dated February 26, 1988, as amended, including by Second Amendment to Lease dated June 15, 1995, approved by order entered July 28, 1995, with Cordano

                               EXHIBIT B - PAGE 6

Associates and Sunrise Mall Associates, as lessor, of premises located at 5921 Sunrise Mall, Citrus Heights, California, known as Store No. 150, the term of which expires January 31, 1999.

     54. The lease dated November 25, 1987, as amended, with Bellis Fair Partners, successor-in-interest to Bellis Fair Limited Partnership, as lessor, of premises located at Bellis Fair, 1 Bellis Fair Parkway, No. 350, Bellingham, Washington, known as Store No. 155, the term of which expires January 31, 1999.

     55. The lease dated June 15, 1988, as amended by First Amendment to Lease dated January 12, 1989, and Second Amendment to Lease dated June 15, 1995, approved by order entered herein on July 20, 1995, with Chico Mall Associates, as lessor, of premises located at the Chico Mall, 1950 East 20th Street, D-409, Chico, California, known as Store No. 156, the term of which expires on January 31, 1999.

     56. The lease dated June 15, 1988, as amended by First Amendment to Lease dated January 12, 1989, and Second Amendment to Lease Dated June 15, 1995, approved by order entered herein on July 20, 1995, with Chico Mall Associates, as lessor, of premises located at Chico Mall, 1950 East 20th Street, D-407, known as Store No. 157, the term of which expires on January 31, 1999.

     57. The lease dated August 24, 1988, as amended, with Price Financing Partnership L.P., successor-in-interest to Boise Mall Development Company, as lessor, of premises located at Boise Towne Square, 350 North Milwaukee, No. 1101, Boise, Idaho, known as Store No. 162, the term of which expires January 31, 1999.

     58. The lease dated November 2, 1988 with Capitola Mall Associates, as lessor, of premises located at Capitola Mall, 1855 41st Avenue, Space H-4, Capitola, California, known as Store No. 163, the term of which expires January 31, 1999.

     59. The lease dated June 15, 1988, as amended, including by the Third Amendment to lease dated June 15, 1995, approved by order entered July 28, 1995, with Heritage Mall Associates, as lessor, of premises located at Heritage Mall, 2137 14th Ave. S.E., Albany, Oregon, known as Store No. 164, the term of which expires January 31, 1999.

     60. The lease dated July 22, 1988, as amended by Lease Modification Agreement dated November 11, 1994, approved by order entered herein on March 13, 1995, with Frontier Mall Associates, L.P. of premises located at Frontier Mall, 1400 Del Range Blvd., No. 44, Cheyenne, Wyoming, known as Store No. 165, the term of which expires on January 1, 1999.

     61. The lease dated April 27, 1988 with Capital Hill Mall Partnership, as lessor, of premises located at Capital Hill Mall, 1600 11th Avenue, No. 240, Helena, Montana, known as Store No. 167 (the "Capital Hill Mall Women's Store Lease"), the term of which expires January 31, 1999. The Debtor's assumption of the Capital Hill Mall Women's Store Lease is subject to entry of an order herein, on or before the Effective Date of the Plan, approving the Lease Amendment to be entered into by and between the Debtor and Capital Hill Mall Partnership.

     62. The lease dated June 1, 1989, as amended by the First Amendment to Lease dated June 15, 1995, approved by order entered July 28, 1995, with Silver Lake Mall, Ltd., as lessor, of premises located at Silver Lake Mall, 200 West Hanley Ave., D-409, Coeur d'Alene, Idaho, known as Store No. 170, the term of which expires January 31, 2000.

                               EXHIBIT B - PAGE 7

     63. The lease dated May 4, 1989, and the Supplemental Utility/ Environmental Agreement dated October 30, 1989, with Corporate Property Investors, as lessor, of premises located at 2055 Brea Mall, Brea, California, known as Store No. 173 (the Brea Mall Men's Store Lease"), the term of which expires February 28, 2000. The Debtor's assumption of the Brea Mall Men's Store Lease is subject to the entry of an order herein, on or before the Effective Date of the Plan, approving the First amendment to Lease dated August 24, 1995 by and between the Debtor and Corporate Property Investors.

     64. The lease dated June 1, 1989, as subsequently amended pursuant to the Lease Modification Agreement dated October 11, 1994, approved by order entered December 16, 1994, with Walla Walla Shopping Center Associates, as lessor, of premises located at Blue Mountain Mall, 1631 West Rose Street, No. 517, Walla Walla, Washington, known as Store No. 174, the term of which expires January 31, 2000.

     65. The lease dated December 15, 1989, as amended by First Amendment to Lease dated December 27, 1994 with Arden Fair Associates, L.P., successor-in-interest to Arden Fair Associates, of premises located at 1689 Arden Fair Mall, Space No. 2116, Sacramento, California, known as Store No. 175, the term of which expires January 31, 2000.

     66. The lease dated November 7, 1989, as amended by First Amendment of Lease dated April 27, 1990, with D/E Hawaii Joint Venture, as lessor, of premises located at the Ala Moana Shopping Center, 1450 Ala Moana Blvd., No. 2015, Honolulu, Hawaii, known as Store No. 181, the term of which expires on November 30, 1996.

     67. The lease dated May 11, 1990 with Madison Joint Venture, as lessor, of premises located at 207 West Towne Mall, Madison, Wisconsin, known as Store
No. 197 (the "West Towne Mall Women's Store Lease"), the term of which expires January 31, 2001. The Debtor's assumption of the West Towne Mall Women's Store Lease is subject to entry of an order herein, on or before the Effective Date of the Plan, approving the First Amendment to Lease to be entered into by and between the Debtor and Madison Joint Venture.

     68. The lease dated July 16, 1990 with Madison Joint Venture, as lessor, of premises located at 161 East Towne Mall, Madison, Wisconsin, known as Store No. 200 (the East Towne Mall Women's Store Lease"), the term of which expires January 31, 2001. The Debtor's assumption of the East Towne Mall Women's Store Lease is subject to entry of an order herein, on or before the Effective Date of the Plan, approving the First Amendment to Lease to be entered into by and between the Debtor and Madison Joint Venture.

     69. The lease dated August 10, 1990, and related Agreements dated April 18, 1991 and May 10, 1991, with S-I Lloyd Associates Limited Partnership, of premises located at 968 Lloyd Center, Portland, Oregon, known as Store No. 203 (the Lloyd Center Women's Store Lease"), the term of which expires January 31, 2001. The Debtor's assumption of the Lloyd Center Women's Store Lease is subject to entry of an order herein, on or before the Effective Date of the Plan, approving the Amendment to Lease to be entered into by and between the Debtor and SI-Lloyd Associates Limited Partnership.

     70. The lease dated August 28, 1990, as amended, including by the Supplemental Lease Agreement dated March 15, 1995, approved by order dated May 2, 1995, with Simon Property Group L.P., successor-in-interest to Lincolnwood Associates, as lessor, of premises located

                               EXHIBIT B - PAGE 8
at Lincolnwood Towne Center, 3333 West Touhy Avenue, D8, Lincolnwood, Illinois, known as Store No. 205, the term of which expires January 31, 2001.

     71. The lease dated August 28, 1990, as amended, including by the Supplemental Lease Agreement dated March 15, 1995, approved by order entered May 2, 1995, with Simon Property Group L.P., as lessor, of premises located at Lincolnwood Towne Center, 3333 West Touhy Ave., H9, Lincolnwood, Illinois, known as Store No. 206, the term of which expires January 31, 2001.

     72. The lease dated August 21, 1990, as amended by Amendment to Lease dated December 7, 1993, with Charles A. Ratner, Trustee ("Ratner") and Richard
B. Buchholzer, Trustee ("Buchholzer"), as lessor, as amended by Lease Amendment dated March 24, 1995, approved by order entered herein on May 2, 1995, with Chapel Hill Properties Co., successor-in-interest to Ratner and Buchholzer, as lessor, of premises located at Chapel Hill Mall, 2000 Brittain Road, Suite 950, Akron, Ohio, known as Store No. 214, the term of which expires on January 31, 2001.

     73. The lease dated October 24, 1990, as amended by Lease Amendment dated March 15, 1995, approved by order entered June 20, 1995, with Rolling Acres Properties Co. Limited Partnership, successor-in-interest to Charles A. Ratner, Trustee, as lessor, of premises located at Rolling Acres Mall, 2400 Romig Road, Akron, Ohio, known as Store No. 215, the term of which expires on January 31, 2002.

     74. The lease dated October 9, 1991 with the Dimond Center, Ltd., as lessor, of premises located at Dimond Center, 800 East Dimond Center Blvd., No. 213, Anchorage, Alaska, known as Store No. 219, the term of which expires September 10, 1995.

     75. The lease dated June 19, 1990, as amended by the Lease Modification Agreement dated October 14, 1994, approved by order entered December 16, 1994, with Center Developments Oregon, Ltd., as lessor, of premises located at Beaverton Mall, No. 8, 3275 S.W. Cedar Hills Blvd., Beaverton, Oregon, known as Store No. 224, the term of which expires January 31, 2001.

     76. The lease dated February 5, 1991, as amended by Addendum to Lease Agreement dated February 6, 1995, approved by order entered August 18, 1995, with Hickel Investment Company, as lessor, of premises located at Valley River Center, 12001 Business Blvd., Eagle River, Alaska, known as Store No. 225, the term of which expires January 31, 1996.

     77. The lease dated January 7, 1991, as amended by Amendment to Lease dated April 1, 1995, approved by order entered July 20, 1995, with The Hames Group, as lessor, of premises located at Plaza Port West, 2417 Tongass Street, LL119A, Ketchikan, Alaska, known as Store No. 233, the term of which expires January 31, 2002.

     78. The lease dated January 24, 1991, as amended, with Atlantic Freeholds II, as lessor, of premises located at 2146 Town East Mall, Mesquite, Texas, known as Store No. 236, the term of which expires January 31, 2001.

     79. The lease dated November 16, 1988, between Maurices Incorporated, as lessee, and Dakota Square Limited Partnership, as lessor, assigned to the Debtor, as lessee, on June 9, 1992, of premises located at Dakota Square, 2400 - 10th Street SW, No. 600, Minot, North Dakota, known as Store No. 238, the term of which expires on January 31, 2000 (the "Dakota

                               EXHIBIT B - PAGE 9

Square Women's Store Lease"). The Debtor's assumption of the Dakota Square Women's Store Lease is subject to the entry of an order herein, on or before the Effective date of the Plan, approving the amendment to such Lease to be entered into by and between the Debtor and the Dakota Square Limited Partnership.

     80. The lease dated September 25, 1991, and Addendum thereto dated December 12, 1991 with Bentley Mall Associates, as lessor, of premises located at Bentley Mall, 32 College Road, Space 12, Fairbanks, Alaska, known as Store No. 240, the term of which expires February 28, 2002.

     81. The lease dated June 4, 1991, as amended by Supplemental Lease Agreement dated March 15, 1995, approved by order entered May 8, 1995, with Northwestern Simon, Inc., successor-in-interest to Anchorage Fifth Avenue Associates, as lessor, of premises located at Anchorage Mall, 320 West Fifth Avenue, No. 260, Anchorage, Alaska, known as Store No. 241, the term of which expires January 31, 2002.

     82. The lease dated July 26, 1991 with Vancouver Mall, as lessor, of premises located at the Vancouver Mall, 5001 N.E. Thurston Way, No. 131, Vancouver, Washington, known as Store No. 243 (the "Vancouver Mall Lease"), the term of which expires January 31, 2001. The Debtor's assumption of the Vancouver Mall Lease is subject to entry of an order herein, on or before the Effective Date of the Plan, approving the First amendment to Lease Agreement entered into by and between the Debtor and Vancouver Mall.

     83. The lease dated January 23, 1992 with HO Retail Properties I Limited Partnership of premises located at 520 Prince Kuhio Plaza, 111 East Puainako, Hilo, Hawaii, known as Store No. 245, the term of which expires January 31, 2002.

     84. The lease dated January 12, 1987 between Bruce T. and Marie E. Guyer, as lessee, and Watercress Associates-Joint Venture 315089, successor-in-interest to Watercress Associates, as lessor, assigned to the Debtor, as lessee, on January 31, 1992 of premises located at Pearl Ridge Shopping Center, Phase II, No. 24-06, Aiea, Oahu, Hawaii, known as Store No. 247 (the "Pearl Ridge Shopping Center Fashion Direction Lease"), the term of which expires January 31, 1998. The Debtor's assumption of the Pearl Ridge Shopping Center Fashion Direction Lease is subject to entry of an order herein, on or before the Effective Date of the Plan, approving the Amendment to Lease Agreement dated May 19, 1995 by and between the Debtor and Watercress Associates-Joint Venture 315089.

     85. The lease dated January 27, 1987 with Metropolitan Life Insurance Company, as lessor, of premises located at the Columbia Mall, 2800 South Columbia Road, No. 314, Grand Forks, North Dakota, known as Store No. 249, the term of which expires December 31, 1996.

     86. The lease dated January 21, 1985, between the United States Shoe Corporation, as lessee, and Flagstaff Mall Associates Limited Partnership, successor-in-interest to Flagstaff Mall Associates, as lessor, assigned to the Debtor, as lessee, on July 10, 1991, of premises located at North Highway 89, 4650-F18, Flagstaff, Arizona, known as Store No. 250, the term of which expires December 31, 1995.

     87. The lease dated July 15, 1986 between The United States Shoe Corporation, as lessee, and Westminster Mall Company, as lessor, assigned to the Debtor, as lessee, on July 2,

                               EXHIBIT B - PAGE 10

1991 of premises located at Westminster Mall, 5491 West 88th Street, No. 115, Westminster, Colorado, known as Store No. 254, the term of which expires October 31, 1996.

     88. The lease dated December 13, 1983, between the United States Shoe Corporation, as lessee, and Aetna Life Insurance Company, as lessor, assigned to the Debtor, as lessee, on June, 26, 1991, as amended by Amendment to Lease dated August 12, 1994, and Second Amendment to Lease, dated April 20, 1995, approved by order entered herein on July 21, 1995, with Tristate Joint Venture, successor-in-interest to the Aetna Life Insurance Company, of premises located at The Citadel, 750 Citadel Drive East, No. 1132, Colorado Springs, Colorado, known as Store No. 257, the term of which expires on December 31, 1995.

     89. The lease dated September 20, 1985 between the United States Shoe Corporation, as lessee, and Santa Rosa Venture, as lessor, assigned to the Debtor, as lessee, on July 12, 1991, with the State of California Public Employees' Retirement System, successor-in-interest to Santa Rosa Venture, of premises located at Santa Rosa Mall, 300 Mary Esther Cutoff, Mary Esther, Florida, known as Store No. 264, the term of which expires on December 31, 1998.

     90. The lease dated July 8, 1986 between The United States Shoe Corporation, as lessee, and Pensacola Associates, as lessor, assigned to the Debtor, as lessee, on July 3, 1991, of premises located at Cordova Mall, 5100 North Ninth Avenue, Pensacola, Florida, known as Store No. 275, the term of which expires December 31, 1998.

     91. The lease dated July 3, 1986 between the United States Shoe Corporation, as lessee, and Sarasota Mall Corporation, successor-in-interest to Provident Life and Accident Insurance Company, as lessor, of premises located at Sarasota Square Mall, 8201 South Tamiami Trail, Sarasota, Florida, known as Store No. 278 (the "Sarasota Mall Women's Store Lease"), the term of which expires September 30, 1996. The Debtor's assumption of the Sarasota Mall Women's Store Lease is subject to entry of an order herein, on or before the Effective Date of the plan, approving the amendment to Lease to be entered into by and between the Debtor and Sarasota Mall Corporation.

     92. The lease dated November 12, 1985 between The United States Shoe Corporation, as lessee, and University Square Associates, as lessor, assigned to the Debtor, as lessee, on May 13, 1991, of premises located at University Square Mall, 2255 East Fowler Avenue, Tampa, Florida, known as Store No. 283, the term of which expires June 30, 1996.

     93. The lease dated April 2, 1986 between The United States Shoe Corporation, as lessee, and Corporate Property Investors, as lessor, assigned to the Debtor, as lessee, on July 1, 1991 of premises located at Lenox Square, 3393 Peachtree Road N.E., B34, Atlanta, Georgia, known as Store No. 286, the term of which expires April 30, 1996.

     94. The lease dated October 31, 1986 between The United States Shoe Corporation, as lessee, and Bellwether Properties of Georgia Limited Partnership, assigned to the Debtor, as lessee, on July 1, 1991, as amended by Modification of Lease dated February, 1995, approved by order entered July 20, 1995, of premises located at Northlake Mall, No. 2044, 1501 Northlake Mall, Atlanta, Georgia, known as Store No. 288, the term of which expires May 31, 1997.

     95. The lease dated June 10, 1986 between The United States Shoe Corporation, as lessee, and Southlake Retail Venture, as lessor, assigned to the Debtor, as lessee, on July 11,

                               EXHIBIT B - PAGE 11

1991, of premises located at Southlake Mall, No. 213, 1217 Southlake Mall Drive, No. 1218, Morrow, Georgia, known as Store No. 291, the term of which expires June 30, 1996.

     96. The lease dated December 21, 1984 between The United States Shoe Corporation, as lessee, and Marathon U.S. Realties, Inc., successor-in-interest to Mesilla Valley Mall Company, as lessor, of premises located at Mesilla Valley Mall, 700 South Tellshore, No. 1174, Las Cruces, New Mexico, known as Store
No. 298, the term of which expires January 1, 1998.

     97. The lease dated June 28, 1985 between The United States Shoe Corporation, as lessee, and Villa Linda Mall, Ltd., as lessor, assigned to the Debtor, as lessee, on July 22, 1991, of premises located at 1144 Villa Linda Mall, Santa Fe, New Mexico, known as Store No. 299, the term of which expires December 31, 1997.

     98. The lease dated March 1, 1983 between The United States Shoe Corporation, successor-in-interest to Ups 'N Down Stores, Inc., as lessee, and O'Connor Realty Investors, L.P., successor-in-interest to the Mall of Abilene Company, as lessor, assigned to the Debtor, as lessee, of premises located at the Mall of Abilene, 4310 Buffalo Gap Road, Abilene, Texas, known as Store
No. 300 (the Mall of Abilene Women's Store Lease"), the term of which expires December 31, 1995. The Debtor's assumption of the Mall of Abilene Women's Store Lease is subject to entry of an order herein, on or before the Effective Date of the Plan, approving the Modification and Five Year Extension of Lease to be entered into by and between the Debtor and O'Connor Realty Investors, L.P. extending the Mall of Abilene Women's Store Lease until December 31, 2000.

     99. The lease dated December 3, 1985 between The United States Shoe Corporation, as lessee, and Golden Triangle Mall Associates, as lessor, assigned to the Debtor, as lessee, on June 7, 1991, as amended by the Supplemental Lease Agreement dated March 15, 1995, approved by order entered May 2, 1995, of premises located at Golden Triangle Mall, 2201 Interstate 35 East, Denton, Texas, known as Store No. 307, the term of which expires January 31, 1997.

     100. The lease dated January 20, 1986 between The United States Shoe Corporation, as lessee, and Simon Property Group, the successor-in-interest to Celina Development Company, as lessor, assigned to the Debtor, as lessee, on July 7, 1991, of the premises located at Cielo Vista Mall, 8401 Gateway Blvd. West, El Paso, Texas, known as Store No. 308, the term of which expires January 31, 1997.

     101. The lease dated February 17, 1983 between The United States Shoe Corporation, successor-in-interest to Ups N' Downs Stores, Inc., as lessee, and Central Mall Joint Venture, as lessor, assigned to the Debtor, as lessee, on June 10, 1991, as amended by the Lease Extension and Modification Agreement #1 dated June 13, 1995, approved by order entered July 28, 1995, of premises located at 59 Central Mall, Port Arthur, Texas, known as Store No. 320, the term of which expires December 31, 1995.

     102. The lease dated October 13, 1987 between The United States Shoe Corporation, as lessee, and Keystone-Texas Property Holding Corp., successor-in-interest to Rivercenter Associates, as lessor, assigned to the Debtor, as lessee, on May 13, 1991 of premises located at Rivercenter Mall, 849, East Commerce Street, San Antonio, Texas, known as Store No. 321, the term of which expires July 31, 1998.

                               EXHIBIT B - PAGE 12

     103. The lease dated December 15, 1987 between The United States Shoe Corporation, as lessee, and Sherman Mall Associates, as lessor, assigned to the Debtor, as lessee, on June 7, 1991, as amended by the Supplemental Lease Agreement dated March 15, 1995, approved by order entered May 2, 1995, of premises located at Midway Mall, 4800 North Texoma Parkway, Sherman, Texas, known as Store No. 322, the term of which expires January 31, 1998.

     104. The lease dated December 11, 1992 with Fund A Rogue Valley, Inc., as lessor, of premises located at Rogue Valley Mall-2099, 1600 North Riverside, Medford, Oregon, known as Store No. 325, the term of which expires January 31, 2003.

     105. The lease dated July 15, 1993 with Grove Farm Land Corp., as lessor, of premises located at Kukui Grove Center, 3-2600 Kaumualii Highway, No. 2032, Lihue, Hawaii, known as Store No. 327 (the Kukui Grove Center Women's Store Lease"), the term of which expires November 30, 1998. The Debtor's assumption of the Kukui Grove Center Women's Store Lease is subject to entry of an order herein, on or before the Effective Date of the Plan, approving the Letter Agreement dated August 8, 1995 between the Debtor and Grove Farm Land Corp.

     106. The lease dated January 15, 1993, as amended by the Modification Agreement dated February 28, 1995, approved by order entered May 2, 1995, with RBO Mall Associates, as lessor, of premises located at Roseburg Valley Mall, 1444 N.W. Garden Valley Blvd. 420, Roseburg, Oregon, known as Store No. 329, the term of which expires February 28, 2003.

     107. The lease dated July 15, 1993 and Letter Agreement dated December 20, 1996 with Alscott Real Estate, LLC, successor-in-interest to Alscott, Inc., as lessor, of premises located at West Park Plaza, 1431 S.W. Fourth Avenue, Ontario, Oregon, known as Store No. 333, the term of which expires April 13, 1993.

                              LEASES TO BE REJECTED
                              ---------------------

     1. The lease and Addendum #1 thereto dated April 7, 1986 between the Debtor, as lessee, and Franklin Park Mall Limited Partnership, as lessor, of premises located at Franklin Park Mall, North 5628 Division Street, Spokane, Washington, known as store no. 35, the term of which expires April 30, 1996.

     2. The lease dated August 8, 1989, as amended, including the Second Amendment to Lease, dated July 13, 1995, approved by order entered herein on September 8, 1995, with Bay Fair L.L.C., successor-in-interest to Westland Bay Fair Mall, L.P., as lessor, of premises located at Bay Fair Mall, 116 Bay Fair Drive, San Leandro, California, known as Store No. 63 (the "Bay Fair Mall Women's Store Lease"), the term of which expires January 31, 2000.

     3. The lease dated April 9, 1986, as amended, between the Debtor, as lessee, and Coast Federal Bank, successor-in-interest to Northern Lights Partners, Ltd., as lessor, of premises located at Boniface Mall, 5530 East Northern Lights Blvd., Anchorage, Alaska, known as store no. 110, the term of which expires June 19, 1996.

     4. The lease dated August 21, 1989, as amended, including the Second Amendment to Lease dated July 13, 1995, approved by order entered herein on September 8, 1995, with Vallco L.L.C., successor-in-interest to Westland Shopping Center L.P., as lessor, of premises located at Vallco Fashion Park, 10123 North Wolfe Road, #2112, Cupertino, California, known as Store No. 184, the term of which expires on January 31, 1999.

     5. The lease dated August 21, 1989, as amended, including the Second Amendment to Lease dated July 13, 1995, approved by order entered herein on September 8, 1995, with Vallco L.L.C., successor-in-interest to Westland Shopping Center L.P., as lessor, of premises located at Vallco Fashion Park, 10123 North Wolfe Road, #2027, Cupertino, California, known as Store No. 185, the term of which expires on January 31, 1999.

     6. The lease dated September 11, 1991 with Hickel Investment Company, as lessor, as amended by Addendum to Lease Agreement dated February 6, 1995, approved by order entered herein on August 18, 1995, of premises located at University Center, 3901 Old Seward Highway, 15E, Anchorage, Alaska, known as Store No. 218, the term of which expires January 31, 1997.

     7. The lease dated October 1, 1990, as amended by the Lease Amendment dated September 1, 1994, approved by order entered herein February 6, 1995, between the Debtor, as lessee, and Cafaro Northwest Partnership, f/k/a South Hill Company, as lessor, of premises located at South Hill Mall, 3500 South Meridian Avenue, no. 330, Puyallup, Washington, known as store no. 227, the term of which expires January 31, 2001.

     8. The lease dated March 11, 1991 with C.E. Loveless and Barclay Tollefson, as lessor, as amended by Lease Amendment #1 Agreement dated September 27, 1994, approved by order entered herein on December 16, 1994, of premises located at Nugget Mall, 8745 Glacier Highway, #109, Juneau, Alaska, known as Store No. 234, the term of which expires January 31, 2002.

                               EXHIBIT C - PAGE 1

     9. The lease dated November 6, 1991 with University City, Inc., as lessor, of premises located at 370 University City, Spokane, Washington, known as Store No. 246, the term of which expires January 31, 1997.

     10. The lease dated April 9, 1985, between the United States Shoe Corporation, as lessee, and The Equitable Life Assurance Society of the United States, as lessor, assigned to the Debtor, as lessee, on July 24, 1991, as amended by the First Amendment to Lease dated August 22, 1995, approved by order entered herein October 10, 1995, of premises located at Villa Italia, 7200 West Alameda Avenue, D-5, Lakewood, Colorado, known as store no. 259, the term of which expires September 30, 1997.

     11. The lease dated August 25, 1988, as amended by Lease Amendment dated September 1, 1994, approved by order entered herein on February 6, 1995, between the Debtor, as lessee, and Cafaro Northwest Partnership, f/k/a South Hill Company, as lessor, of premises located at South Hill Mall, 3500 South Meridian, no. 320, Puyallup, Washington, known as store no. 169, the term of which expires January 31, 1999.

     12. The lease dated December 30, 1992, as amended by Lease Amendment #1 dated December 7, 1994, approved by order entered herein on March 13, 1995, between the Debtor, as lessor, and U. S. Trust Company of the Pacific Northwest, as trustee for the Payless Northwest Master Retirement Trust, successor-in-interest to Capital Trust Company, as lessor, of premises located at Lancaster Mall, 831 Lancaster Drive NE, no. 141, Salem, Oregon, known as store no. 328, the term of which expires January 31, 2003.

                                JAY JACOBS, INC.
                             1995 STOCK OPTION PLAN


     This 1995 Stock Option Plan (the "Plan") provides for the grant of options to acquire shares of common stock, $.01 par value (the "Common Stock"), of Jay Jacobs, Inc., a Washington corporation (the "Company"). Stock options granted under this Plan that qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), are referred to in this Plan as "Incentive Stock Options." Incentive Stock Options and stock options that do not qualify under
Section 422 of the Code ("Non-Qualified Stock Options") granted under this Plan are referred to as "Options."


1.   PURPOSES.

     The purposes of this Plan are to retain the services of valued key employees and consultants of the Company and such other persons as the Plan Administrator shall select in accordance with Section 3 below, to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the shareholders of the Company, and to serve as an aid and inducement in the hiring of new employees and to provide an equity incentive to consultants and other persons selected by the Plan Administrator.

2.   ADMINISTRATION.

     This Plan shall be administered by the Board of Directors of the Company (the "Board") if each director is a "disinterested person" (as defined below) and, after the first meeting of shareholders at which directors are to be elected after January 1, 1996, an "outside director" (as defined below). If all directors are not disinterested persons and, as applicable, outside directors, the Plan shall be administered by a committee designated by the Board and composed of two (2) or more members of the Board that are disinterested persons and, as applicable, outside directors, which committee (the "Committee") may be an executive, compensation or other committee, including a separate committee especially created for this purpose. The term "disinterested person" shall have the meaning assigned to it under Rule 16b-3 (as amended from time to time) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or regulatory requirement. The term "outside director" shall have the meaning assigned under Section 162(m) of the Code (as amended from time to time) and the regulations (or any successor regulations) promulgated thereunder ("Section 162(m) of the Code"). The Committee shall have the powers and authority vested in the Board hereunder (including the power and authority to interpret any provision of this Plan or of any Option). The members of any such Committee shall serve at the pleasure of the Board. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully effective as if it had been taken at a meeting. The Board, or any committee thereof appointed to administer the Plan, is referred to herein as the "Plan Administrator."

     Subject to the provisions of this Plan, and with a view to effecting its purpose, the Plan Administrator shall have sole authority, in its absolute discretion, to (a) construe and interpret this Plan; (b) define the terms used in this Plan; (c) prescribe, amend and rescind rules and regulations relating to this Plan; (d) correct any defect, supply any omission or reconcile any inconsistency in this Plan; (e) grant Options under this Plan; (f) determine the individuals to whom Options shall be granted under this Plan and whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option; (g) determine the time or times at which Options shall be granted under this Plan;
(h) determine the number of shares of Common Stock subject to each Option, the exercise price of each Option, the duration of each Option and the times at which each Option shall become exercisable; (i) determine all other terms and conditions of Options; and (j) make all other determinations necessary or advisable for the administration of this

                               EXHIBIT D - PAGE 1

Plan. All decisions, determinations and interpretations made by the Plan Administrator shall be binding and conclusive on all participants in this Plan and on their legal representatives, heirs and beneficiaries.

     The Board or the Committee may delegate to one or more executive officers of the Company the authority to grant Options under this Plan to employees of the Company who, on the Date of Grant, are not subjected to
Section 16(b) of the Exchange Act with respect to the Common Stock ("Non-Insiders"), and are not "covered employees" as such term is defined for purposes of Section 162(m) of the Code ("Non-Covered Employees"), and in connection therewith the authority to determine: (a) the number of shares of Common Stock subject to such Option; (b) the duration of the Option; (c) the vesting schedule for determining the times at which such Option shall become exercisable; and (d) all other terms and conditions of such Options. The exercise price for any Option granted by action of an executive officer or officers pursuant to such delegation of authority shall not be less than the fair market value per share of the Common Stock on the Date of Grant. Unless expressly approved in advance by the Board or the Committee, such delegation of authority shall not include the authority to accelerate the vesting, extend the period for exercise or otherwise alter the terms of outstanding Options. The term "Plan Administrator" when used in any provision of this Plan other than Sections 2, 5(m), 5(n) and 11 shall be deemed to refer to the Board or the Committee, as the case may be, and an executive officer who has been authorized to grant Options pursuant thereto, insofar as such provisions may be applied to persons that are Non-Insiders and Non-Covered Employees and Options granted to such persons.

3.   ELIGIBILITY.

     Incentive Stock Options may be granted to any individual who, at the time the Option is granted, is an employee of the Company or any Related Corporation (as defined below), including employees who are directors of the Company ("Employees"). Non-Qualified Stock Options may be granted to Employees and to such other persons other than directors who are not Employees as the Plan Administrator shall select. Options may be granted in substitution for outstanding Options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization between such other corporation and the Company or any subsidiary of the Company. Options also may be granted in exchange for outstanding Options. No person shall be eligible to receive in any fiscal year Options to purchase more than 100,000 shares of Common Stock (subject to adjustment as set forth in Section 5(m) hereof). Any person to whom an Option is granted under this Plan is referred to as an "Optionee." Any person who is the owner of an Option is referred to as a "Holder."

     As used in this Plan, the term "Related Corporation," shall mean any corporation (other than the Company) that is a "Parent Corporation" of the Company or "Subsidiary Corporation" of the Company, as those terms are defined in Sections 424(e) and 424(f) respectively, of the Code (or any successor provisions), and the regulations thereunder (as amended from time to time).


4.   STOCK.

     The Plan Administrator is authorized to grant Options to acquire up to a total of 500,000 shares of the Company's authorized but unissued, or reacquired, Common Stock. The number of shares with respect to which Options may be granted hereunder is subject to adjustment as set forth in Section 5(m) hereof. In the event that any outstanding Option expires or is terminated for any reason, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option to the same Optionee or to a different person eligible under Section 3 of this Plan; provided however, that any canceled Options will be counted against the maximum number of shares with respect to which Options may be granted to any particular person as set forth in Section 3 hereof.

                               EXHIBIT D - PAGE 2

5.   TERMS AND CONDITIONS OF OPTIONS.

     Each Option granted under this Plan shall be evidenced by a written agreement approved by the Plan Administrator (the "Agreement"). Agreements may contain such provisions, not inconsistent with this Plan, as the Plan Adminis-trator in its discretion may deem advisable. All Options also shall comply with the following requirements:

     (a)  NUMBER OF SHARES AND TYPE OF OPTION.

     Each Agreement shall state the number of shares of Common Stock to which it pertains and whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option. In the absence of action to the contrary by the Plan Administrator in connection with the grant of an Option, all Options shall be Non-Qualified Stock Options. The aggregate fair market value (determined at the Date of Grant, as defined below) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (granted under this Plan and all other Incentive Stock Option plans of the Company, a Related Corporation or a predecessor corporation) shall not exceed $100,000, or such other limit as may be prescribed by the Code as it may be amended from time to time. Any portion of an Option which exceeds the annual limit shall not be void but rather shall be a Non-Qualified Stock Option.

     (b)  DATE OF GRANT.

     Each Agreement shall state the date the Plan Administrator has deemed to be the effective date of the Option for purposes of this Plan (the "Date of Grant").

     (c)  OPTION PRICE.

     Each Agreement shall state the price per share of Common Stock at which it is exercisable. The exercise price shall be fixed by the Plan Administrator at whatever price the Plan Administrator may determine in the exercise of its sole discretion; PROVIDED that the per share exercise price for an Incentive Stock Option or any Option granted to a "covered employee" as such term is defined for purposes of Section 162(m) ("Covered Employee") shall not be less than the fair market value per share of the Common Stock at the Date of Grant as determined by the Plan Administrator in good faith; PROVIDED FURTHER, that with respect to Incentive Stock Options granted to greater-than-10 percent (> 10%) shareholders of the Company (as determined with reference to Section 424(d) of the Code), the exercise price per share shall not be less than 110 percent (110%) of the fair market value per share of the Common Stock at the Date of Grant as determined by the Plan Administrator in good faith; and, PROVIDED FURTHER, that Options granted in substitution for outstanding options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization involving such other corporation and the Company or any subsidiary of the Company may be granted with an exercise price equal to the exercise price for the substituted option of the other corporation, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur.

     (d)  DURATION OF OPTIONS.

     At the time of the grant of the Option, the Plan Administrator shall designate, subject to paragraph 5(g) below, the expiration date of the Option, which date shall not be later than ten (10) years from the Date of Grant in the case of Incentive Stock Options; PROVIDED, that the expiration date of any Incentive Stock Option granted to a greater-than-10 percent ( > 10%) shareholder of the Company (as determined with reference to Section 424(d) of the Code) shall not be later than five (5) years from the Date of Grant. In the absence of action to the contrary by the Plan Administrator in connection with the grant of a particular Option, and except in the case of Incentive Stock Options as described above, all Options granted under this
Section 5 shall expire ten (10) years from the Date of Grant.

                               EXHIBIT D - PAGE 3

     (e)  VESTING SCHEDULE.

     No Option shall be exercisable until it has vested. The vesting schedule for each Option shall be specified by the Plan Administrator at the time of grant of the Option prior to the provision of services with respect to which such Option is granted; PROVIDED, that if no vesting schedule is specified at the time of grant, the Option shall vest according to the following schedule:


                    NUMBER OF YEARS          PERCENTAGE OF TOTAL
                FOLLOWING DATE OF GRANT         OPTION VESTED
               -------------------------    ---------------------
                          One                        25%

                          Two                        50%

                         Three                       75%

                          Four                      100%



     The Plan Administrator may specify a vesting schedule for all or any portion of an Option based on the achievement of performance objectives established in advance of the commencement by the Optionee of services related to the achievement of the performance objectives. Performance objectives shall be expressed in terms of one or more of the following: return on equity, return on assets, share price, market share, sales, earnings per share, costs, net earnings, net worth, inventories, cash and cash equivalents, gross margin or the Company's performance relative to its internal business plan. Performance objectives may be in respect of the performance of the Company as a whole (whether on a consolidated or unconsolidated basis), a Related Corporation, or a subdivision, operating unit, product or product line of either of the foregoing. Performance objectives may be absolute or relative and may be expressed in terms of a progression or a range. An Option that is exercisable (in full or in part) upon the achievement of one or more performance objectives may be exercised only following written notice to the Optionee and the Company by the Plan Administrator that the performance objective has been achieved.

     (f)  ACCELERATION OF VESTING.

     The vesting of one or more outstanding Options may be accelerated by the Plan Administrator at such times and in such amounts as it shall determine in its sole discretion. The vesting of Options also shall be accelerated under the circumstances described in Sections 5(m) and 5(n) below.

     (g)  TERM OF OPTION.

     Vested Options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events: (i) the expiration of the Option, as designated by the Plan Administrator in accordance with
Section 5(d) above; (ii) the date of an Optionee's termination of employment or contractual relationship with the Company or any Related Corporation for cause (as determined in the sole discretion of the Plan Administrator); (iii) the expiration of three (3) months from the date of an Optionee's termination of employment or contractual relationship with the Company or any Related Corporation for any reason whatsoever other than cause, death or Disability (as defined below) unless, in the case of a Non-Qualified Stock Option, the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the Option; or (iv) the expiration of one year from (A) the date of death of the Optionee or (B) cessation of an Optionee's employment or contractual relationship by reason of Disability (as defined below) unless, in the case of a Non-Qualified Stock Option, the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the Option. If an Optionee's employment or contractual relationship is terminated by death, any Option held by the Optionee shall be exercisable only by the person or persons to whom such Optionee's rights under such Option shall pass by the Optionee's will or by the laws of descent and distribution of the state or county of the Optionee's domicile at the time of death. For purposes of the Plan, unless otherwise defined in the Agreement, "Disability" shall mean any physical, mental or other health condition which substantially impairs the Optionee's ability to perform his or her assigned duties for

                               EXHIBIT D - PAGE 4
one hundred twenty (120) days or more in any two hundred forty (240) day period or that can be expected to result in death. The Plan Administrator shall determine whether an Optionee has incurred a Disability on the basis of medical evidence acceptable to the Plan Administrator. Upon making a determination of Disability, the Plan Administrator shall, for purposes of the Plan, determine the date of an Optionee's termination of employment or contractual relationship.

     Unless accelerated in accordance with Section 5(f) above, unvested Options shall terminate immediately upon termination of employment of the Optionee by the Company for any reason whatsoever, including death or Disability. For purposes of this Plan, transfer of employment between or among the Company and/or any Related Corporation shall not be deemed to constitute a termination of employment with the Company or any Related Corporation. For purposes of this subsection with respect to Incentive Stock Options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first ninety (90) days of such leave, unless the Optionee's re-employment rights are guaranteed by statute or by contract.

     (h)  EXERCISE OF OPTIONS.

     Options shall be exercisable, in full or in part, at any time after vesting, until termination; PROVIDED, HOWEVER, that any Optionee who is subject to the reporting and liability provisions of Section 16 of the Exchange Act with respect to the Common Stock ("Insider") shall be precluded from selling or transferring any Common Stock or other security underlying an Option during the six (6) months immediately following the grant of that Option. If less than all of the shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. No portion of any Option for less than one hundred (100) shares (as adjusted pursuant to Section 5(m) below) may be exercised; PROVIDED, that if the vested portion of any Option is less than one hundred (100) shares, it may be exercised with respect to all shares for which it is vested. Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers less than one (1) share, it is unexercisable.

     Options or portions thereof may be exercised by giving written notice to the Company, which notice shall specify the number of shares to be purchased, and be accompanied by payment in the amount of the aggregate exercise price for the Common Stock so purchased, which payment shall be in the form specified in
Section 5(i) below. The Company shall not be obligated to issue, transfer or deliver a certificate of Common Stock to the Holder of any Option, until provision has been made by the Holder, to the satisfaction of the Company, for the payment of the aggregate exercise price for all shares for which the Option shall have been exercised and for satisfaction of any tax withholding obliga-tions associated with such exercise. During the lifetime of an Optionee, Options are exercisable only by the Optionee or a transferee who takes title to the Option in the manner permitted by Subsection 5(k) hereof.

     (i)  PAYMENT UPON EXERCISE OF OPTION.

     Upon the exercise of any Option, the aggregate exercise price shall be paid to the Company in cash or by certified or cashier's check. In addition, the Holder may pay for all or any portion of the aggregate exercise price by complying with one or more of the following alternatives:

          (1) by delivering to the Company shares of Common Stock previously held by such Holder, or by the Company withholding shares of Common Stock otherwise deliverable pursuant to exercise of the Option, which shares of Common Stock received or withheld shall have a fair market value at the date of exercise (as determined by the Plan Administrator) equal to the aggregate exercise price to be paid by the Optionee upon such exercise;

          (2) by delivering a properly executed exercise notice together with irrevocable instructions to a broker promptly to sell or margin a sufficient portion of the shares and deliver directly to the Company the amount of sale or margin loan proceeds to pay the exercise price; or

                               EXHIBIT D - PAGE 5

          (3) by complying with any other payment mechanism approved by the Plan Administrator at the time of exercise.

     (j)  RIGHTS AS A SHAREHOLDER.

     A Holder shall have no rights as a shareholder with respect to any shares covered by an Option until such Holder becomes a record holder of such shares, irrespective of whether such Holder has given notice of exercise. Subject to the provisions of Sections 5(m) and 5(n) hereof, no rights shall accrue to a Holder and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Stock for which the record date is prior to the date the Holder becomes a record holder of the shares of Common Stock covered by the Option, irrespective of whether such Holder has given notice of exercise.

     (k)  TRANSFER OF OPTION.

     Options granted under this Plan and the rights and privileges conferred by this Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will, by applicable laws of descent and distribution or (except in the case of an Incentive Stock Option) pursuant to a qualified domestic relations order, and shall not be subject to execution, attachment or similar process; PROVIDED HOWEVER, that any Agreement may provide or be amended to provide that a Non-Qualified Stock Option to which it relates is transferable without payment of consideration to immediate family members of the Optionee or to trusts or partnerships established exclusively for the benefit of the Optionee and the Optionee's immediate family members. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by this Plan, such Option shall thereupon terminate and become null and void.

     (l)  SECURITIES REGULATION AND TAX WITHHOLDING.

          (1) Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, Section 162(m) of the Code, any applicable state securities laws, the Securities Exchange Act of 1933, as amended, the Exchange Act, the rules and regulations thereunder and the requirements of any stock exchange or automated inter-dealer quotation system of a registered national securities association upon which such shares may then be listed, and such issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of such shares. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of any shares under this Plan, or the unavailability of an exemption from registration for the issuance and sale of any shares under this Plan, shall relieve the Company of any liability with respect to the non-issuance or sale of such shares.

     As a condition to the exercise of an Option, the Plan Administrator may require the Holder to represent and warrant in writing at the time of such exercise that the shares are being purchased only for investment and without any then-present intention to sell or distribute such shares. At the option of the Plan Administrator, a stop-transfer order against such shares may be placed on the stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such shares in order to assure an exemption from registration. The Plan Administrator also may require such other documentation as may from time to time be necessary to comply with federal and state securities laws. THE COMPANY HAS NO OBLIGATION TO UNDERTAKE REGISTRATION OF OPTIONS OR THE SHARES OF STOCK ISSUABLE UPON THE EXERCISE OF OPTIONS.

                               EXHIBIT D - PAGE 6

          (2) The Holder shall pay to the Company by certified or cashier's check, promptly upon exercise of an Option or, if later, the date that the amount of such obligations becomes determinable, all applicable federal, state, local and foreign withholding taxes that the Plan Administrator, in its discretion, determines to result upon exercise of an Option or from a transfer or other disposition of shares of Common Stock acquired upon exercise of an Option or otherwise related to an Option or shares of Common Stock acquired in connection with an Option. Upon approval of the Plan Administrator, a Holder may satisfy such obligation by complying with one or more of the following alternatives selected by the Plan Administrator:

          (A) by delivering to the Company shares of Common Stock previously held by such Holder or by the Company withholding shares of Common Stock otherwise deliverable pursuant to the exercise of the Option, which shares of Common Stock received or withheld shall have a fair market value at the date of exercise (as determined by the Plan Administrator) equal to the tax obligation to be paid by the Optionee upon such exercise; PROVIDED that if the Holder is an Insider or if beneficial ownership of the shares issuable upon exercise of the Option is attributable to an Insider pursuant to the regulations under Section 16 of the Exchange Act, the Holder will have executed, by a date not later than six (6) months prior to the date of exercise, an irrevocable election to satisfy its obligations under this Paragraph 2 through the Company withholding shares of Common Stock otherwise deliverable pursuant to the exercise of the Option;

          (B) by executing appropriate loan documents approved by the Plan Administrator by which the Holder borrows funds from the Company to pay the withholding taxes due under this Paragraph 2, with such repayment terms as the Plan Administrator shall select; or

          (C) by complying with any other payment mechanism approved by the Plan Administrator from time to time.

          (3) The issuance, transfer or delivery of certificates of Common Stock pursuant to the exercise of Options may be delayed, at the discretion of the Plan Administrator, until the Plan Administrator is satisfied that the applicable requirements of the federal and state securities laws and the withholding provisions of the Code have been met.

     (m)  STOCK DIVIDEND OR REORGANIZATION.

          (1) If (i) the Company shall at any time be involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any "corporate transaction" described in the regulations thereunder; (ii) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock or (iii) any other event with substantially the same effect shall occur, the Plan Administrator shall, subject to applicable law, with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock subject to such Option and/or the exercise price per share so as to preserve the rights of the Holder substantially proportionate to the rights of the Holder prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Section 4 of this Plan shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Plan Administrator, the Company, the Company's shareholders, or any Holder.

          (2) In the event that the presently authorized capital stock of the Company is changed into the same number of shares with a different par value, or without par value, the stock resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan, and each Option shall apply to the same number of shares of such new stock as it applied to old shares immediately prior to such change.

          (3) If the Company shall at any time declare an extraordinary dividend with respect to the Common Stock, whether payable in cash or other property, the Plan Administrator may, subject to applicable law, in the exercise of its sole discretion and with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock subject to such Option and/or adjust the exercise price per share so as to preserve the

                               EXHIBIT D - PAGE 7
rights of the Holder substantially proportionate to the rights of the Holder prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Section 4 of this Plan shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Plan Administrator, the Company, the Company's shareholders, or any Holder.

          (4) The foregoing adjustments in the shares subject to Options shall be made by the Plan Administrator, or by any successor administrator of this Plan, or by the applicable terms of any assumption or substitution document.

          (5) The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

     (n)  CHANGE IN CONTROL.

          (1) Upon approval by the shareholders of the Company (or, if later, approval by the shareholders of a third party) of any merger, consolidation, reorganization or other transaction providing for the conversion or exchange of more than fifty percent (50%) of the outstanding shares of the Common Stock into securities of a third party, cash, property, or a combination of any of the foregoing (an "Approved Exchange"), or of a sale of substantially all the assets of the Company or of a liquidation, the Plan Administrator shall, subject to applicable law, accelerate any invested Option granted on or before a date preceding by six (6) months such approval (an "Eligible Option"), and such Eligible Option shall become fully vested and immediately exercisable. Within ten (10) days of the approval of an Approved Exchange, sale of assets or liquidation, the Company shall provide notice of such approval to each Holder, and, for a period of fifteen (15) days after receipt of such notice (the "Acceleration Window"), a Holder shall be entitled to exercise any Option that such person holds.

          (2) Except as provided in this Paragraph 5, no Optionee or Holder shall have rights by reason of any subdivision or consolidation of shares of stock of any class including Common Stock or the payment of any stock dividend on shares of Common Stock, or any other increase or decrease in the number of shares of Common Stock, or by reason of any liquidation, dissolution, corporate combination or division; and any issuance by the Company of shares of stock of any class including Common Stock, or securities convertible into shares of stock of any class including Common Stock, or securities convertible into shares of any claass including Common Stock, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to any Option.

          (3) The exercisability of any Eligible Option that remains unexercised following expiration of an Acceleration Window shall be governed by the vesting schedule and other terms of the Agreement representing such Option.

6.   EFFECTIVE DATE; TERM.

     The date on which this Plan is adopted (the "Effective Date") shall be the "effective date" of, and as that term is defined in, a plan of reorganization for the Company under Chapter 11 of the United States Bankruptcy Code (the "Plan of Reorganization") that is confirmed by the entry of an order of the United States Bankruptcy Court (the "Confirmation Order"). If the term "effective date" is not defined in the Plan of Reorganization, the Effective Date of this Plan shall be the date on which the Confirmation Order becomes a final, non-appealable order. Incentive Stock Options may be granted by the Plan Administrator from time to time on or after the Effective Date through the day immediately preceding the tenth anniversary of the Effective Date. Non-Qualilfied Stock Options may be granted by the Plan Administrator on or after the Effective Date and until this Plan is terminated by the Board in its sole discretion. Termination of this Plan shall not terminate any Option granted prior to such termination. Any Incentive Stock Options granted by the Plan Administrator prior to the approval of this Plan by the shareholders of the Company in accordance with
Section 422 of the Code shall be granted subject to ratification of this Plan by the shareholders of the Company within twelve (12) months before or after the Effective Date. Any

                               EXHIBIT D - PAGE 8

Option granted by the Plan Administrator to any Covered Employee prior to the approval of this Plan by the shareholders of the Company in accordance with such Code provision shall be granted subject to ratification of this Plan by the shareholders of the Company within twelve (12) months before or after the Effective Date. If such shareholder ratification is sought and not obtained, all Options granted prior thereto and thereafter shall be considered. Non-Qualified Stock Options and any Options granted to Covered Employees shall not be eligible for the exclusion set forth in Section 162(m) of the Code with respect to the deductibility by the Company of certain compensation.

7.   NO OBLIGATIONS TO EXERCISE OPTION.

     The grant of an Option shall impose no obligation upon the Optionee to exercise such Option.


8.   NO RIGHT TO OPTIONS OR TO EMPLOYMENT.

     Whether or not any Options are to be granted under this Plan shall be exclusively within the discretion of the Plan Administrator, and nothing contained in this Plan shall be construed as giving any person any right to participate under this Plan. The grant of an Option shall in no way constitute any form of agreement or understanding binding on the Company or any Related Company, express or implied, that the Company or any Related Company will employ or contract with an Optionee for any length of time, nor shall it interfere in any way with the Company's or, where applicable, a Related Company's right to terminate Optionee's employment at any time, which right is hereby reserved.


9.   APPLICATION OF FUNDS.

     The proceeds received by the Company from the sale of Common Stock issued upon the exercise of Options shall be used for general corporate purposes, unless otherwise directed by the Board.


10.  INDEMNIFICATION OF PLAN ADMINISTRATOR.

     In addition to all other rights of indemnification they may have as members of the Board, members of the Plan Administrator shall be indemnified by the Company for all reasonable expenses and liabilities of any type or nature, including attorneys' fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, this Plan or any Option granted under this Plan, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Company), except to the extent that such expenses relate to matters for which it is adjudged that such Plan Administrator member is liable for willful misconduct; provided, that within fifteen (15) days after the institution of any such action, suit or proceeding, the Plan Administrator member involved therein shall, in writing, notify the Company of such action, suit or proceeding, so that the Company may have the opportunity to make appropriate arrangements to prosecute or defend the same.


11.  AMENDMENT OF PLAN.

     The Plan Administrator may, at any time, modify, amend or terminate this Plan or modify or amend Options granted under this Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; PROVIDED HOWEVER, no amendment with respect to an outstanding Option which has the effect of reducing the benefits afforded to the Holder thereof shall be made over the objection of such Holder; FURTHER PROVIDED, that the events triggering acceleration of vesting of outstanding Options may be modified, expanded or eliminated without the consent of Holders. The Plan Administrator may condition the effectiveness of any such amendment on the receipt of shareholder approval at such time and in such

                               EXHIBIT D - PAGE 9
manner as the Plan Administrator may consider necessary for the Company to comply with or to avail the Company and/or the Optionees of the benefits of any securities, tax, market listing or other administrative or regulatory requirement. Without limiting the generality of the foregoing, the Plan Administrator may modify grants to persons who are eligible to receive Options under this Plan who are foreign nationals or employed outside the United States to recognize differences in local law, tax policy or custom.

Effective Date: _____________________


                               EXHIBIT D - PAGE 10